As filed with the Securities and Exchange Commission on April 2, 1998
                                   Amendment No. 1 to Registration No. 333-46775
                                Amendment No. 1 to Registration No. 333-46775-01 Amendment No. 1 to Registration No. 333-46775-02
                    Post-Effective Amendment No. 2 to Registration No. 333-28737
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM S-3
            REGISTRATION STATEMENT AND POST-EFFECTIVE AMENDMENT NO. 2
                                      UNDER
                           THE SECURITIES ACT OF 1933


ULTRAMAR DIAMOND SHAMROCK CORPORATION                       Delaware            13-3663331
UDS CAPITAL II                                              Delaware            74-6454976
UDS FUNDING II, L.P.                                        Delaware            74-2835442
(Exact name of registrant as specified in its charter)      (State or other     (I.R.S. Employer
                                                            jurisdiction of     Identification No.)
                                                            incorporation or
                                                            organization,

                            6000 North Loop 1604 West
                           San Antonio, TX 78249-1112
                                 (210) 592-2000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                            Curtis V. Anastasio, Esq.
                 Vice President, General Counsel, and Secretary
                      Ultramar Diamond Shamrock Corporation
                            6000 North Loop 1604 West
                           San Antonio, TX 78249-1112
                                 (210) 592-4072
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

        Vincent J. Pisano, Esq.                       Robert A. Profusek, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP             Jones, Day, Reavis & Pogue
           919 Third Avenue                             599 Lexington Avenue
    New York, New York  10022-3897                    New York, New York 10022
            (212) 735-3000                                 (212) 326-3939


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ X ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ X ]

     The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    SUBJECT TO COMPLETION DATED APRIL 2, 1998
                                   PROSPECTUS

                                 $1,000,000,000

                      ULTRAMAR DIAMOND SHAMROCK CORPORATION
                             Senior Debt Securities
                          Subordinated Debt Securities
                                  Common Stock
                                 Preferred Stock
                  --------------------------------------------


                                 $1,000,000,000
                                 UDS CAPITAL II
                           Trust Preferred Securities
     Guaranteed to the extent set forth herein by Ultramar Diamond Shamrock
                                   Corporation

                  --------------------------------------------


                                 $1,000,000,000
                              UDS FUNDING II, L.P.
                        Partnership Preferred Securities
     Guaranteed to the extent set forth herein by Ultramar Diamond Shamrock
                                  Corporation

                  --------------------------------------------


     Ultramar Diamond Shamrock Corporation ("UDS" or the "Company") may from time to time offer (i) its unsecured debt securities, which may be senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities"),
(ii) shares of its common stock, par value $.01 per share , (together with the associated rights (the "Rights") to purchase Common Stock), and (iii) shares of its preferred stock, par value $.01 per share.

      UDS Capital II, a statutory business trust formed under the laws of the State of Delaware, may offer, from time to time, trust preferred securities, representing undivided beneficial interests in its assets ("Trust Preferred Securities"). The payment of distributions with respect to Trust Preferred Securities out of moneys held by UDS Capital II, and payment on liquidation, redemption, or otherwise with respect to such Trust Preferred Securities, will be guaranteed by UDS to the extent described herein (each a "Trust Guarantee"). See "Description of the Trust Guarantees" below. UDS's obligations under the Trust Guarantees will be subordinate and junior in right of payment to all other liabilities of UDS and rank pari passu with the most senior preferred stock, if any, issued from time to time by UDS. Subordinated Debt Securities and/or Partnership Preferred Securities (as defined below) may be issued and sold by UDS Funding II, L.P. from time to time in one or more series to UDS Capital II, or a trustee of UDS Capital II, in connection with the investment of the proceeds from the offering of Trust Preferred Securities and Common Securities (as defined herein, together the "Trust Securities") of UDS Capital II. Partnership Preferred Securities purchased by UDS Capital II may be subsequently distributed pro rata to holders of Trust Preferred Securities and Common Securities in connection with the dissolution of UDS Capital II upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement.

      UDS Funding II, L.P., a limited partnership formed under the laws of the State of Delaware, may offer, from time to time, Partnership Preferred Securities, representing limited partnership interests in UDS Funding II, L.P. ("Partnership Preferred Securities"). The payment of distributions (if, as, and when declared) with respect to Partnership Preferred Securities of each of UDS Funding II, L.P. out of moneys held by UDS Funding II, L.P., and payment on liquidation, redemption, or otherwise with respect to such Partnership Preferred Securities, will be guaranteed by UDS to the extent described herein (each a "Partnership Guarantee"). See "Description of the Partnership Guarantees" below. UDS's obligations under the Partnership Guarantees are subordinate and junior in right of payment to all other liabilities of UDS and rank pari passu with the most senior preferred stock, if any, issued from time to time by UDS. Subordinated Debt Securities may be issued and sold by UDS from time to time in one or more series to UDS Funding II, L.P. together with debt instruments of certain domestic eligible controlled affiliates (the "Affiliate Debentures") which will be fully and unconditionally guaranteed by UDS (the "Investment Guarantees") in connection with the investment of the proceeds from the offering of Partnership Preferred Securities of and general partnership interests in UDS Funding II, L.P.

     The Senior Debt Securities, the Subordinated Debt Securities, the Affiliate Debentures, the Investment Guarantees, the Common Stock, the Preferred Stock, the Trust Preferred Securities, the related Trust Guarantees, the Partnership Preferred Securities, and the related Partnership Guarantees are collectively referred to as the "Offered Securities."

     The specific terms of the Offered Securities in respect of which this Prospectus is being delivered, such as, where applicable, (i) in the case of Senior Debt Securities or Subordinated Debt Securities, the specific designation, aggregate principal amount, currency, denomination, maturity, priority, interest rate (which may be variable or fixed), time of payment of interest, terms of redemption at the option of the Company or repayment at the option of the holder or any provisions for sinking fund payments, the designation of the Trustee acting under the applicable Indenture, and the initial public offering price; (ii) in the case of Trust Preferred Securities, the related Trust Guarantees, Partnership Preferred Securities, or the related Partnership Guarantees, the specific designation, aggregate offering amount, denomination, term, coupon rate, time of payment of distributions, terms of redemption at the option of the Company or repayment at the option of the holder, the designation of the Trustee acting under the applicable Indenture or Guarantee, and the initial public offering price; (iii) in the case of Preferred Stock, the specific title and stated value, number of shares, dividend, liquidation, exchange, redemption, conversion, voting, and other rights, and the initial public offering price, and (iv) in the case of Common Stock, the public offering price, will be set forth in the accompanying Prospectus Supplement.

     The Offered Securities will be issued only in registered form, including in the form of Global Securities, unless otherwise set forth in the Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Offered Securities may be offered directly, through agents designated from time to time, to or through underwriters or dealers, or through a combination of such methods. See "Plan of Distribution." If any agents of UDS, UDS Capital II and/or any UDS Funding II, L.P., or any underwriters are involved in the sale of the Offered Securities, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement with respect to such Offered Securities. The net proceeds to UDS from such sale also will be set forth in the applicable Prospectus Supplement.


               The date of this Prospectus is April _____, 1998.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE AND ANY FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, any accompanying Prospectus Supplement or the documents incorporated or deemed incorporated by reference herein, and any information or representations not contained herein or therein must not be relied upon as having been authorized by UDS or by any agent, dealer, or underwriter. This Prospectus and any accompanying Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus and the Prospectus Supplement nor any sale of or offer to sell the Offered Securities offered hereby shall, under any circumstances, create an implication that there has been no change in the affairs of UDS since the respective dates of this Prospectus and the Prospectus Supplement or that the information in this Prospectus or the Prospectus Supplement is correct as of any time subsequent to the respective dates of this Prospectus and the Prospectus Supplement.

                              AVAILABLE INFORMATION

Certain Filings and Other Information

     This Prospectus constitutes a part of a combined Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by UDS, UDS Funding II, L.P., and UDS Capital II with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus and any accompanying Prospectus Supplement do not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company, UDS Funding II, L.P., UDS Capital II, and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     UDS is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Suite 1300, Seven World Trade Center, New York, New York 10048, and at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy, and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's web site address, http://www.sec.gov. In addition, certain securities of UDS are listed on the New York Stock Exchange (the "NYSE") and on the Montreal Exchange (the "ME"). Material filed by UDS may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005, and at the offices of the ME at 800 Victoria Square, Montreal, Quebec, Canada H4Z 1A9.

     No separate financial statements of UDS Capital II or UDS Funding II, L.P. have been included herein. UDS does not consider that such financial statements would be material to holders of the Trust Preferred Securities or the Partnership Preferred Securities of those entities because (i) all of the voting securities of UDS Capital II and the UDS Funding II, L.P. will be owned, directly or indirectly, by UDS, a reporting company under the Exchange Act, (ii) neither UDS Capital II nor UDS Funding II, L.P. has any independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of UDS Capital II or UDS Funding II, L.P. and investing the proceeds thereof (a) in the case of UDS Capital II, in Partnership Preferred Securities issued by UDS Funding II, L.P. and (b) in the case of the UDS Funding II, L.P., in Subordinated Debt Securities issued by UDS Affiliate Debentures of eligible UDS controlled affiliates, and Eligible Debt Securities, as hereafter defined, and (iii) UDS' obligations under the Trust Declaration of UDS Capital II, the Limited Partnership Agreement of UDS Funding II, L.P., the guarantees issued with respect to the Subordinated Debt Securities, the Partnership Guarantees, and the Trust Guarantees, taken together, constitute a full and unconditional guarantee of payments due on the Trust Preferred Securities and Partnership Preferred Securities issued by those entities. See "Description of the Subordinated Debt Securities," "Description of the Trust Guarantees" and "Description of the Partnership Guarantees."
Certain Forward-Looking Statements

     This Prospectus and the accompanying Prospectus Supplement (including the documents incorporated by reference herein) contains certain forward-looking statements (as such term is defined in the U.S. Private Securities Litigation Reform Act of 1995) and information relating to UDS that are based on the beliefs of the management of UDS as well as assumptions made by and information currently available to the management of UDS. When used in this Prospectus and the accompanying Prospectus Supplement, the words "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to UDS, UDS Capital II, UDS Funding II, L.P., or the management of any such entities , identify forward-looking statements. Such statements reflect the current views of the management of the registrants with respect to future events and are subject to certain risks, uncertainties, and assumptions relating to the operations and results of operations of the registrants, including as a result of competitive factors and pricing pressures, shifts in market demand and general economic conditions, and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein as anticipated, believed, estimated, expected, or intended.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents which have been filed with the Commission by UDS pursuant to the Exchange Act (File No. 1-11154) are hereby incorporated by reference:

     (i) Annual Report on Form 10-K filed by UDS for the year ended December 31, 1997; and

     (ii) Current Report on Form 8-K dated March 3, 1998.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the accompanying Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the accompanying Prospectus Supplement.

     The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus and the accompanying Prospectus Supplement is delivered, upon written or oral request of such person, a copy of any and all documents incorporated herein by reference (not including exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Ultramar Diamond Shamrock Corporation, 6000 North Loop 1604 West, San Antonio, TX 78249-1112,
Attention: Secretary (telephone number: (210) 592-4072).

                      ULTRAMAR DIAMOND SHAMROCK CORPORATION

     UDS was the surviving corporation in the merger of two leading North American independent refining and marketing companies, Ultramar Corporation and Diamond Shamrock, Inc., effective in December 1996. UDS is a leading independent refiner and marketer of high-quality petroleum products in the Southwest United States, the Northeast United States and Eastern Canada. On September 25, 1997, UDS completed the acquisition of Total Petroleum (North America) Ltd. ("Total"), a Denver, Colorado based petroleum refining and marketing company

     In the Southwest United States, UDS owns and operates a 150,000 barrel per day (bpd) refinery, near Amarillo, Texas, a 90,000 bpd refinery near San Antonio, Texas and a 100,000 bpd refinery near Los Angeles, California. With the acquisition of Total, UDS acquired three additional refineries, a 68,000 bpd refinery in Ardmore, Oklahoma, a 51,000 bpd refinery in Alma, Michigan and a 28,000 bpd refinery in Denver, Colorado. UDS markets petroleum products and a broad range of convenience store merchandise in the Southwest under the Diamond Shamrock, Beacon, Ultramar, and Total brand names through a network of approximately 6,000 outlets across 22 central and southwest states. The Southwest operations also include the storing and marketing of natural gas liquids, and the manufacture and marketing of anhydrous ammonia and polymergrade propylene at its facilities at Mont Belvieu, near Houston, Texas.

     In the Northeast, the Company owns and operates a 160,000 bpd refinery in St. Romuald, Quebec Canada and markets petroleum products through approximately 1,300 retail outlets and 84 cardlocks. In addition, the Northeast operations
include  one  of  the  largest   retail  home  heating  oil  businesses  in  the
northeastern region of North America, selling heating oil to approximately 300,000 households.

     In January, 1998, UDS announced that it had entered into a memorandum of understanding regarding the formation of a refining and marketing joint venture with Petro-Canada, one of Canada's largest integrated oil and gas companies. UDS will contribute substantially all of its Northeastern assets to the venture, including the Alma, Michigan refinery and 187 company operated Michigan retail sites acquired from Total. The joint venture will operate refineries with a total throughput capacity of 500,000 bpd and market gasoline through approximately 3,500 retail outlets. It will operate UDS's home heating oil marketing businesses in the northeastern United States and Canada. Control of the joint venture will be shared. Petro-Canada will own 51% and UDS 49% of the voting units in the partnership. Major decisions will require approval of both partners. Profits from the venture will be shared 64% by Petro-Canada and 36% by UDS, based upon the relative values of assets each partner expects to contribute to the joint venture. Formation of the joint venture is subject to completion of due diligence, definitive documentation, regulatory review, and the approval of both the UDS and Petro-Canada Boards of Directors. Until completion of regulatory review, approval of definitive agreements and closing, all UDS and Petro-Canada operations will continue to be run separately.

     The Company's principal executive offices are located at 6000 North Loop 1604 West, San Antonio, TX 78249-1112 and its telephone number is (210) 592-2000.

                                 UDS CAPITAL II

     UDS Capital II is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (the "Declaration") executed by the Company, as sponsor for such trust (the "Sponsor") and the UDS Capital Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State on June 5, 1997. The Declaration of UDS Capital II, as amended, will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), prior to the issuance by it of Trust Securities, as herein defined. UDS Capital II exists for the exclusive purposes of (i) issuing the Trust Preferred Securities and common securities representing undivided beneficial interests in its assets (the "Common Securities" and, together with the Trust Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds of the Trust Securities in a specific series of Partnership Preferred Securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be directly or indirectly owned by UDS. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption, and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. UDS will acquire, directly or indirectly, Common Securities in an aggregate liquidation amount equal to 3% of the total capital of UDS Capital II. UDS Capital II's business and affairs will be conducted by the trustees (the "UDS Capital Trustees") appointed by UDS, as the direct or indirect holder of all the Common Securities. Except in certain limited circumstances the holder of the Common Securities will be entitled to appoint, remove, or replace any of, or increase or reduce the number of, the UDS Capital Trustees of UDS Capital II. The duties and obligations of the UDS Capital Trustees shall be governed by the Declaration. A majority of the UDS Capital Trustees (the "Regular Trustees") of UDS Capital II will be persons who are employees or officers of or affiliated with UDS. One UDS Capital Trustee of UDS Capital II will be a financial institution which will be unaffiliated with the Company and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one UDS Capital Trustee of UDS Capital II will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to UDS Capital II and the offering of Trust Securities, the payment of which will be guaranteed by the Company. The office of the Delaware Trustee for UDS Capital II in the State of Delaware is The Bank of New York (Delaware), 23 White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of UDS Capital II shall be c/o Ultramar Diamond Shamrock Corporation, 6000 North Loop 1604 West, San Antonio, Texas 78249-1112 and its telephone number is (210) 592-2000.

                              UDS FUNDING II, L.P.

     UDS Funding II, L. P. is a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Partnership Act") on June 5, 1997. Pursuant to the Certificate of Limited Partnership and the Agreement of Limited Partnership, UDS is the sole general partner of UDS Funding II, L.P. (in such capacity the "General Partner"). It is anticipated that UDS Funding II, L.P. will issue its limited partnership interests to UDS Capital II simultaneous with UDS Capital II's issuance of Trust Preferred Securities, that it will use the proceeds of such limited partnership interest to purchase Subordinated Debt Securities, Affiliate Debentures, and Eligible Debt Securities, as herein defined, and that UDS will contribute capital in an amount sufficient to establish its initial capital account at an amount equal to at least 15% of the total capital of UDS Funding II, L.P.

     UDS Funding II, L.P. will be managed by the General Partner and exists for the sole purpose of (i) issuing its partnership interests, (ii) investing the proceeds thereof in Subordinated Debt Securities, Affiliate Debentures, and certain U.S. government obligations and commercial paper of entities not affiliated with UDS (the "Eligible Debt Securities") and (iii) engaging in only those other activities necessary or incidental thereto. To the extent that aggregate payments to UDS Funding II, L.P. on the Subordinated Debt Securities, the Affiliate Debentures and the Eligible Debt Securities exceed distributions payable with respect to the Partnership Preferred Securities, UDS Funding II, L.P. may at times have excess funds which shall be allocated to and may, in the General Partner's sole discretion, be distributed to the General Partner. To the extent that the issuers (including, where applicable, UDS, as guarantor) of the securities in which UDS Funding II, L.P. invests fail to make any payments in respect of such securities (or, if applicable, guarantees), UDS Funding II, L.P. will not have sufficient funds to pay and will not declare or pay distributions on the Partnership Preferred Securities.

     For so long as the Partnership Preferred Securities remain outstanding, the General Partner will covenant in the Limited Partnership Agreement (i) to remain the sole general partner of UDS Funding II, L.P. and to maintain direct ownership of 100% of the General Partner's interest in UDS Funding II, L.P., which interest will at all times represent at least 1% of the total capital of UDS Funding II, L.P., (ii) to cause UDS Funding II, L.P. to remain a limited partnership and not to voluntarily dissolve, liquidate, wind-up or be terminated, except as permitted by the Limited Partnership Agreement, (iii) to use its commercially reasonable efforts to ensure that UDS Funding II, L.P. will not be an "investment company" for purposes of the 1940 Act and (iv) to take no action that would be reasonably likely to cause UDS Funding II, L.P. to be classified as an association taxable as a corporation for United States federal income tax purposes.

     The rights of the holders of the Partnership Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Limited Partnership Agreement and the Partnership Act. See "Description of the Partnership Preferred Securities."

     The Limited Partnership Agreement provides that the General Partner will have liability for the fees and expenses of the Partnership (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon UDS Funding II, L.P.) and be responsible for all debts and obligations of UDS Funding II, L.P. (other than with respect to distributions on the Partnership Preferred Securities). Under Delaware law, assuming a limited partner in a Delaware limited partnership such as UDS Funding II, L.P. (i.e., a holder of the Partnership Preferred Securities) does not participate in the control of the business of the limited partnership, such limited partner will not be personally liable for the debts, obligations, and liabilities of such limited partnership, whether arising in contract, tort, or otherwise, solely by reason of being a limited partner of such limited partnership (subject to any obligation such limited partner may have to repay any funds that may have been wrongfully distributed to such limited partner).

     The location of the principal executive offices of UDS Funding II, L.P. is c/o Ultramar Diamond Shamrock Corporation, 6000 North Loop 1604 West, San Antonio, Texas 78249-1112 and its telephone number is (210) 592-2000.

    RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends for the Company for each of the following periods:

                                           Year Ended December 31,
                                           -----------------------
                              1997    1996        1995       1994        1993
                              ----    ----        ----       ----        ----

Ratio of earnings
to fixed charges and
preferred stock
dividends................     2.7     1.2         1.8         2.8        2.5

     For the purpose of this computation, earnings consist of income before income taxes, extraordinary items, and cumulative effect of changes in accounting principle, plus fixed charges (excluding capitalized interest but including amortization of amounts previously capitalized), less equity in undistributed earnings of companies owned less than 50 percent. Fixed charges consist of interest (including capitalized interest) on all indebtedness, amortization of debt discount and expense, and that portion of rental expense which the Company believes to be representative of interest. A statement setting forth the computation of the unaudited ratio has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.


                                 USE OF PROCEEDS

     UDS Capital II will use all proceeds received from the sale of the Trust Preferred Securities to purchase Partnership Preferred Securities from UDS Funding II, L.P. UDS Funding II, L.P. will use all proceeds received from the sale of the Partnership Preferred Securities to purchase Subordinated Debt
Securities, Affiliated Debentures and Eligible Debt Securities. UDS and the subsidiaries of UDS which are the issuers of the Affiliate Debentures intend to add the net proceeds from the sale of the Subordinated Debt Securities or Affiliate Debentures, as applicable, along with the proceeds from the sale of Senior Debt Securities, Common Stock, and Preferred Stock to their general funds, to be used for general corporate purposes, including capital expenditures, repayment or repurchases of outstanding long-term indebtedness, investments in subsidiaries, working capital, repayment of short-term commercial paper notes and/or other business purposes. Funds not required immediately for such purposes may be invested in marketable securities and short-term investments.

                      DESCRIPTION OF SENIOR DEBT SECURITIES

     The Senior Debt Securities will be unsecured obligations of UDS issued in one or more series under an indenture (the "Senior Indenture") entered into between UDS and The Bank of New York, as trustee (the "Trustee") effective March 15, 1995, which is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Senior Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Senior Indenture. Wherever particular provisions of the Senior Indenture or terms defined therein are referred to herein or in the Prospectus Supplement, such provisions or terms are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference. Section references are references to sections of the Senior Indenture. Capitalized terms not otherwise defined herein have the meanings given to them in the Senior Indenture.

General

     The Senior Debt Securities will rank equally with all other unsecured and unsubordinated debt of UDS. The Senior Indenture does not limit the amount of Debt which may be issued by UDS under the Senior Indenture or otherwise. The Senior Indenture does, however, limit the ability of UDS's Subsidiaries to Incur Debt and issue any Preferred Stock. The Senior Debt Securities may be issued in one or more series with the same or various maturities, at par or a premium or with original issue discount and may include medium-term notes.

     Reference is made to the Prospectus Supplement for the following terms of the Senior Debt Securities offered pursuant to this Prospectus and the Prospectus Supplement: (i) the designation of and any limit upon the aggregate principal amount of such Senior Debt Securities; (ii) the price or prices at which such Senior Debt Securities will be offered (expressed as a percentage of the principal amount thereof); (iii) the date or dates on which such Senior Debt Securities will mature; (iv) the currency or currencies of denomination of such Senior Debt Securities, which may be U.S. dollars or any foreign currency or units based on or related to currencies; (v) the designation of the currency or currencies, or units based on or related to currencies, in which payment of the principal of and any premium and any interest on such Senior Debt Securities will be made, and if any such amounts are to be payable, at the election of UDS or a Holder, in a currency or currencies or units other than that in which such Senior Debt Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made; (vi) the rate or rates (which may be fixed or floating) per annum, if any, at which such Senior Debt Securities will bear interest or the method of determining such rate or rates; (vii) the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date; (viii) any index of currencies, securities or commodities used to determine the amounts of payments of principal, (and premium, if any) or interest, if any, on such Senior Debt Securities; (ix) any provision for the exchange or conversion of such Senior Debt Securities at the option of the Holders or UDS for or into securities or other property; (x) any optional or mandatory redemption or repayment terms or any sinking or purchase fund or other analogous obligation; (xi) the denominations in which such Senior Debt Securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (xii) whether such Senior Debt Securities are to be issued in the form of Global Securities and, if so, the identity of the Depositary with respect to such Global Securities; (xiii) in the case of Discount Securities, the principal amount thereof payable upon acceleration of the maturity thereof; and (xiv) any other specific terms associated with such Senior Debt Securities.

     Unless otherwise set forth in the applicable Prospectus Supplement, the principal of and any premium and any interest on the Senior Debt Securities is payable to registered Holders of Senior Debt Securities at the principal office of the Trustee in New York, New York, or at any paying agency maintained at the time by UDS for such purpose. At the option of UDS, payment of interest to registered holders of Senior Debt Securities may be made by check mailed to the address of the person entitled thereto as it appears on the register for Senior Debt Securities.

     The Senior Debt Securities shall be issued in fully registered form unless the Prospectus Supplement provides otherwise. (Section 301) Subject to the limitations provided in the Senior Indenture, Senior Debt Securities may be presented for registration of transfer or exchange at such office of the Trustee or at such other location or locations as may be established pursuant to the Senior Indenture without any service charge, although UDS may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 305)

Global Securities

     The Senior Debt Securities may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Senior Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee of such Depositary to a successor Depositary or any nominee of such successor.

     The specific terms of any depositary arrangement with respect to Senior Debt Securities issued in the form of one or more Global Securities will be described in the Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the following provisions will apply to all depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual Senior Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the underwriters, dealers, or agents with respect to such Senior Debt Securities or by UDS if such Senior Debt Securities are offered and sold directly by UDS. Owners of beneficial interests in a Global Security that are not Participants or persons that may hold through Participants but desire to sell or otherwise transfer ownership of such beneficial interests by book-entry on the records of the Depositary may do so only through Participants and persons that may hold through Participants. Because the Depositary can only act on behalf of Participants and persons that may hold through Participants, the ability of an owner of a beneficial interest in a Global Security to pledge such beneficial interests to persons or entities that do not participate in the book-entry and transfer system of the Depositary, or otherwise take actions in respect of such beneficial interests, may be limited. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations on the ownership of beneficial interests in a Global Security and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security or its nominee is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Senior Debt Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Senior Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Senior Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Senior Indenture.

     Payments of principal of (and premium, if any) and interest, if any, on individual Senior Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Senior Debt Securities. None of UDS, the Trustee, any paying agent or registrar for such Senior Debt Securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Security for such Senior Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     UDS expects that the Depositary for a series of Senior Debt Securities or its nominee, upon receipt of any payment of principal, premium, or interest in respect of a Global Security representing any of such Senior Debt Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary or its nominee. UDS also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants and not of UDS or the Depositary. Owners of beneficial interests in Global Securities may experience some delay in the receipt of interest and principal payments since the Depositary for such Global Securities will forward payments to its Participants, which in turn will forward them to persons that hold beneficial interests in such Global Securities through such Participants.

     If a Depositary for a series of Senior Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by UDS within 90 days, UDS will issue individual Senior Debt Securities of such series in definitive form in exchange for the Global Security representing such series of Senior Debt Securities. In addition, UDS may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement, determine not to have any Senior Debt Securities of such series represented by one or more Global Securities and, in such event, will issue individual Senior Debt Securities of such series in exchange for the Global Security or Securities representing such series of Senior Debt Securities. In either instance, UDS will issue Senior Debt Securities in definitive form, equal in aggregate principal amount to the Global Securities, in such names and in such principal amounts as the Depositary for such Global Securities shall request. Individual Senior Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by UDS, of $1,000 and integral multiples thereof.

Covenants

     The covenants summarized below will be applicable (unless waived or amended) so long as any of the Senior Debt Securities are outstanding, unless stated otherwise in the Prospectus Supplement.

     Limitation on Subsidiary Debt and Preferred Stock

     UDS will not permit any Subsidiary of UDS to Incur or suffer to exist any Debt or issue any Preferred Stock except: (i) Debt or Preferred Stock outstanding on the date of the original issuance of the Senior Debt Securities of a particular series; (ii) Debt under the Bank Credit Agreements and other Debt in an aggregate principal amount which, together, shall, at the time of such incurrence and after giving effect thereto, not exceed 80% of Consolidated Current Assets at the end of the preceding month; (iii) interest rate swap or similar agreements and foreign currency swap, exchange or similar agreements for the purpose of providing a hedge to protect against fluctuations in interest rates and currency exchange rates, respectively, and not for the purpose of speculation, provided that such agreements are entered into in, or are incidental to, the ordinary course of business or are entered into in connection with the incurrence of Debt permitted hereunder; (iv) Debt Incurred pursuant to industrial revenue or development bonds in an aggregate principal amount not to exceed $50 million at any one time outstanding; (v) Debt Incurred or Incurrable in respect of trade letters of credit, bankers' acceptances, performance or return-of-money bonds or other obligations of a like nature Incurred in the ordinary course of business; (vi) Debt or Preferred Stock issued to and held by UDS or a Wholly owned Subsidiary of UDS, but only so long as held or owned by UDS or a Wholly owned Subsidiary of UDS; (vii) Debt Incurred or Preferred Stock issued by a Person prior to the time (A) such Person became a Subsidiary of UDS,
(B) such Person merges into or consolidates with a Subsidiary of UDS or (c) another Subsidiary of UDS merges into or consolidates with such Person (in a transaction in which such Person becomes a Subsidiary of UDS), which Debt or Preferred Stock was not incurred or issued in anticipation of such transaction;
(viii) Debt Incurred for the purpose of financing all or any part of the purchase price or the cost of construction of or improvements (or additions to improvements) to the property of UDS or any of its Subsidiaries in an aggregate principal amount not to exceed the fair market value of such property, construction or improvements (or additions to improvements); (ix) Debt or Preferred Stock that is exchanged for, or the proceeds of which are used to refinance or refund, any Debt or Preferred Stock permitted to be outstanding pursuant to clauses (i) through (viii) (or any extension or renewal thereof) (A) in an aggregate principal amount (which, in the case of Debt or Preferred Stock that is a Discount Security, shall be the issue price thereof) not to exceed the principal amount of the Debt, in the case of Debt, or the liquidation preference of the Preferred Stock, in the case of Preferred Stock, so exchanged, refinanced, or refunded (which, in the case of Debt or Preferred Stock that is a Discount Security, shall be the accreted value thereof, as determined by UDS for financial reporting purposes as of the date of such exchange, refinancing or refunding) and (B) provided that such Debt or Preferred Stock does not require the payment of all or a portion of the principal or liquidation value thereof (whether pursuant to purchase, redemption, defeasance, retirement, sinking fund payment, payment at Stated Maturity, or otherwise, but excluding any payment or retirement required by virtue of acceleration of such Debt upon an event of default thereunder and any redemption or other retirement at the option of the holder of such Debt or Preferred Stock (including pursuant to an offer to purchase) which is conditioned upon the change of control of UDS or any Subsidiary) prior to the scheduled maturity or maturities of the Debt or Preferred Stock being refinanced or refunded; and (x) Debt not otherwise permitted to be Incurred pursuant to clauses (i) through (ix) above, which, together with any other outstanding Debt Incurred pursuant to this clause (x), has an aggregate principal amount not in excess of the greater of $25 million or 10% of Consolidated Stockholders' Equity. (Section 1006)

     Limitation on Liens

     UDS shall not Incur any Lien on property or assets of UDS to secure Debt without making effective provision for securing the Senior Debt Securities of each series having the benefit of this covenant (and, if required by its governing instruments, any other Debt of UDS that is not subordinate to the Senior Debt Securities of such series) equally and ratably with such Debt as to such property for so long as such Debt will be so secured or, in the event such Debt is Debt of UDS which is subordinate in right of payment to the Senior Debt Securities of such series, prior to such Debt as to such property for so long as such Debt will be so secured.

     With respect to any particular series of Senior Debt Securities, the foregoing restrictions will not apply to: (i) Liens existing at the date of original issuance of such series of Senior Debt Securities; (ii) Liens securing Debt Incurred under the Bank Credit Agreements or other Liens on inventories and accounts receivable existing from time to time; (iii) Liens securing the Senior Debt Securities of such series; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with UDS and not securing Debt Incurred in anticipation of such transaction; (v) Liens on property existing at the time of acquisition thereof; (vi) Liens to secure Debt Incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement (or additions to improvements) of the property subject to such Liens; (vii) Liens on property of UDS in favor of the United States of America or any state thereof, or any instrumentality of either, or Canada or any province thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute; (viii) Liens granted to any bank or other institution on cash, marketable securities or other current assets to secure obligations under any interest rate swap or similar agreement or foreign currency swap, exchange or similar agreement for the purpose of providing a hedge to protect against fluctuations in interest rates and currency exchange rates, respectively, and not for the purpose of speculation, provided that such agreements are entered into in, or are incidental to, the ordinary course of business, between UDS and such institution; (ix) Liens granted to any bank or other institution on the payments to be made by such institution to UDS pursuant to any interest rate swap or similar agreement or foreign currency hedge, exchange or similar agreement designed to provide protection against fluctuations in interest rates and currency exchange rates, respectively, provided that such agreements are entered into in, or are incidental to, the ordinary course of business; (x) Liens to secure industrial revenue or development bonds, not to exceed $50 million at any one time outstanding; (xi) mechanics', workmen's, materialmen's or similar Liens arising in the ordinary course of business; (xii) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (i) to (xi) so long as such Lien does not extend to any other property and the Debt so secured is not increased; (xiii) Liens incurred in the ordinary course of business that are not material to the business or financial condition of UDS and its Subsidiaries taken as a whole and which do not secure Debt in an aggregate principal amount in excess of $25 million at any one time outstanding; and (xiv) any Liens securing Debt owed by UDS to one or more Wholly owned
Subsidiaries of UDS (but only if such Debt is held by such Wholly owned Subsidiaries). (Section 1007)

     Limitation on Sale and Leaseback Transactions

     UDS shall not enter into any Sale and Leaseback Transaction (except for a period not exceeding three years) unless: (1) UDS would be entitled to Incur a Lien to secure Debt by reason of the provisions described in clauses (i) through
(xiv) of the second paragraph under the "Limitation on Liens" covenant in an amount equal to the Attributable Value of such Sale and Leaseback Transaction without equally and ratably securing all Outstanding Senior Debt Securities of each series having the benefit of this covenant or (2) UDS applies within one year an amount equal to the Net Available Proceeds of the sale pursuant to the Sale and Leaseback Transaction (A) to the repayment of Debt under the Bank Credit Agreements to the extent required, then (under each of the following clauses to the extent, if any, that Net Available Proceeds remain after the prior applications) (B) at UDS's option, to the acquisition of, or the construction of improvements (or additions to improvements) to, assets to be used in lines of business of UDS and its Subsidiaries as of the date of the Senior Indenture or in activities incidental thereto, then (c) to the redemption of the Senior Debt Securities of each series having the benefit of this covenant (if then permitted) on a pro rata basis or, if the Senior Debt Securities of any such series are not then redeemable, UDS shall apply any remaining Net Available Proceeds to defease the Senior Debt Securities of any such series, if then permitted under the defeasance provisions of the Senior Indenture; provided, however, that nothing contained in this covenant of the Senior Indenture shall obligate UDS to redeem or defease the Senior Debt Securities of any series that are redeemable only upon the payment of a premium above the principal amount or, if the Senior Debt Securities of such Series are Discount Securities, at a premium above the portion of such principal amount that would at the time be payable upon acceleration following an Event of Default, then (D) to the repayment of Company Debt that is pari passu with the Senior Debt Securities of any such series or Subsidiary Debt, in each case to the extent that such Debt can be repaid without premium or penalty, and then (E) to the repayment of other Company or Subsidiary Debt. (Section 1008)

     Mergers, Consolidations and Certain Sales of Assets

     UDS may not (i) (A) consolidate with or merge into any other Person, (B) permit any other Person to consolidate with or merge into UDS or (c) permit any other Person to consolidate with or merge into any Significant Subsidiary of UDS (except in a transaction in which such Significant Subsidiary ceases to be a Subsidiary of UDS); or (ii) directly or indirectly, transfer, convey, sell, lease, or otherwise dispose of all or substantially all of its properties and assets as an entirety, unless: (a) immediately after giving effect to such transaction and treating any Debt Incurred by UDS or a Subsidiary as a result of such transaction as having been Incurred by UDS or such Subsidiary at the time of the transaction, no Event of Default with respect to any series of Senior Debt Securities or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default with respect to any series of Senior Debt Securities shall have occurred and be continuing; (b) in a transaction in which UDS does not survive or in which UDS transfers, conveys, sells, leases or otherwise disposes of all or substantially all its properties and assets as an entirety, the successor entity to UDS or such assets is a corporation, partnership, or trust which is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and will expressly assume, by a supplemental Senior Indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of UDS's obligations under the Senior Indenture relating to the Senior Debt Securities of each series having the benefit of this covenant; (c) if, as a result of any such transaction, property or assets of UDS would become subject to a Lien which would require UDS to equally and ratably secure the Senior Debt Securities of each series having the benefit of this covenant pursuant to the "Limitation on Liens" covenant, UDS or the successor entity to UDS will have secured the Senior Debt Securities of each such series as required by such covenant; and (d) UDS has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel as specified in the Senior Indenture. (Section 801)

 Events of Default; Waiver and Notice Thereof; Senior Debt Securities in Foreign
                                   Currencies

As to any series of Senior Debt Securities, an Event of Default is defined in the Senior Indenture as being any one of the following events and such other events as may be established for the Senior Debt Securities of such series: (a) failure to pay any interest on the Senior Debt Securities of such series when due, continued for 30 days; (b) failure to pay principal of (or premium, if any,
on) the Senior Debt Securities of such series when due; (c) failure to pay any sinking fund, purchase, or other analogous obligation, if any, when due, pertaining to such series of Senior Debt Securities; (d) failure to perform or comply with the provisions described under "Mergers, Consolidations and Certain Sales of Assets," continued for 30 days; (e) failure to perform any other covenant or warranty of UDS in the Senior Debt Securities of such series or in the Senior Indenture for the benefit of such series, continued for 60 days after written notice as provided in the Senior Indenture; (f) failure to pay when due at final maturity (after the expiration of any applicable grace period), or upon the acceleration of, any Debt of UDS or any of its Subsidiaries in an aggregate principal amount in excess of $50 million, if such indebtedness is not discharged, or such acceleration is not annulled, within 60 days after written notice as provided in the Senior Indenture; (g) the rendering of a final judgment or judgments (not subject to appeal) against UDS or any of its Subsidiaries in an aggregate amount in excess of $25 million (to the extent not covered by insurance) which remains unstayed, undischarged or unbonded for a period of 30 days thereafter; or (h) certain events of bankruptcy, insolvency or reorganization affecting UDS or any Significant Subsidiary of UDS. Any additional Events of Default applicable to a particular series of Senior Debt Securities are described in the Prospectus Supplement relating to such series. (Sections 301 and 501)

     The Senior Indenture provides that (i) if an Event of Default described in clause (a), (b), (c), (d), (e), (f) or (g) above (in the case of clause (e), if the Event of Default is with respect to less than all series of Senior Debt Securities then Outstanding) shall have occurred and be continuing with respect to Senior Debt Securities of any series, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Senior Debt Securities of each series then Outstanding (each such series acting as a separate class) may declare the principal (or, in the case of Discount Securities, the portion thereof specified in the terms thereof) of all Outstanding Senior Debt Securities of such series and the interest accrued thereon, if any, to be due and payable immediately; (ii) if an Event of Default described in clause (e) above with respect to all series of Senior Debt Securities then Outstanding shall have occurred and be continuing, then either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Senior Debt Securities of each series then Outstanding (treated as one class) may declare the principal (or, in the case of Discount Securities, the portion thereof specified in the terms thereof) of all Senior Debt Securities of such series then Outstanding and the interest accrued thereon, if any, to be due and payable immediately; and
(iii) if an Event of Default described in clause (h) above shall have occurred and be continuing, the principal (or, in the case of Discount Securities, the portion thereof specified in the terms thereof) of all Senior Debt Securities then Outstanding and the interest accrued thereon, if any, shall become immediately due and payable; provided, however, that upon certain conditions such declarations or accelerations, as the case may be, may be annulled and past defaults (except for defaults in the payment of principal of, any premium on, or any interest on the Senior Debt Securities of such series, or in the payment of any sinking fund, purchase or other analogous obligation, applicable to the Senior Debt Securities of such series, and in compliance with certain covenants) may be waived by the Holders of a majority in aggregate principal amount of the Senior Debt Securities of any series having the benefit of this covenant then Outstanding. (Sections 502 and 513)

     Under the Senior Indenture, the Trustee must give to the Holders of each series of Senior Debt Securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs, unless such default shall have been cured or waived; provided that in the case of a default described in clause (e) above, no such notice shall be given until at least 90 days after such default occurs; and provided further that, except in the case of default in the payment of principal of and any premium or any interest on any of the Senior Debt Securities, or default in the payment of any sinking or purchase fund installment or analogous obligations, the Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the Holders of the Senior Debt Securities of such series. For the purpose of this paragraph, the term "default" includes the events specified above without notice or grace periods. (Section 602)

No Holder of any Senior Debt Securities of any series may institute any action under the Senior Indenture unless (a) such Holder shall have given the Trustee written notice of a continuing Event of Default with respect to such series; (b) the Holders of not less than 25% in aggregate principal amount of the Senior Debt Securities of such series then Outstanding shall have requested the Trustee to institute proceedings in respect of such Event of Default; (c) such Holder or Holders shall have offered the Trustee such reasonable indemnity as the Trustee may require; (d) the Trustee shall have failed to institute an action for 60 days thereafter; and (e) no inconsistent direction shall have been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of Senior Debt Securities of such series. (Section 507) However, such limitations do not apply to a suit instituted by the Holder of Senior Debt Securities of any series entitled to the benefit of this covenant for enforcement of payment of the principal of (and premium, if any) or interest on Senior Debt Securities of such series on or after the respective Stated Maturities expressed in the Senior Debt Securities of such series (or in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be). (Section 508)

     The Holders of a majority in aggregate principal amount of the Senior Debt Securities of any series affected and then Outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such series of Senior Debt Securities. (Section 512) The Senior Indenture provides that, in case an Event of Default shall occur and be continuing, the Trustee, in exercising its rights and powers under the Senior Indenture, will be required to use the degree of care of a prudent person in the conduct of his or her own affairs. The Senior Indenture further provides that the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Senior Indenture if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 601)

     UDS must furnish to the Trustee within 120 days after the end of each fiscal year an Officers' Certificate to the effect that a review of the activities of UDS during such year and of its performance under the Senior Indenture and the terms of the Senior Debt Securities has been made, and, to the best of the knowledge of the signatories based on such review, UDS is not in default in the performance and observance of the terms of the Senior Indenture or, if UDS is in default, specifying such default. (Section 1004)

     If any Senior Debt Securities are not denominated in United States Dollars, then for the purposes of determining whether the Holders of the requisite principal amount of Senior Debt Securities have taken any action as described in the Senior Indenture, the principal amount of such Senior Debt Securities shall be deemed to be that amount of United States Dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States Dollars for the currency or units based on or related to currencies in which such Senior Debt Securities are denominated (as evidenced to the Trustee by an Officers' Certificate) as of the date the taking of such action by the Holders of such requisite principal amount is evidenced to the Trustee as provided in the Senior Indenture. (Section 104)

     If any Senior Debt Securities are Discount Securities, then for the purposes of determining whether the Holders of the requisite principal amount of Senior Debt Securities have taken any action herein described, the principal amount of such Senior Debt Securities shall be deemed to be the portion of such principal amount that would be due and payable at the time of the taking of such action upon acceleration of the maturity thereof. (Section 101)

     Defeasance

     UDS may discharge any and all obligations in respect of the Outstanding Senior Debt Securities of any series (except for certain obligations to issue temporary Senior Debt Securities of each series and exchange them for definitive Senior Debt Securities of such series, register the transfer or exchange of Senior Debt Securities of each series, replace mutilated, destroyed, lost, and stolen Senior Debt Securities of each series, and maintain paying agencies) if all Senior Debt Securities of such series mature within one year or are to be called for redemption within one year and if (i) UDS irrevocably deposits with the Trustee, in trust, (a) money in the currency in which the Senior Debt Securities of a particular series are denominated in an amount, or (b) the equivalent in securities of the government which issued the currency in which the Senior Debt Securities of such series are denominated or government agencies backed by the full faith and credit of such government, or (c) a combination of
(a) and (b), sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, and each installment of interest, if any, on the Outstanding Senior Debt Securities of such series to maturity or redemption, as the case may be, and (ii) certain other conditions are satisfied. (Section 401)

     UDS may (A) be discharged from any and all obligations in respect of the Outstanding Senior Debt Securities of any series (except for certain obligations to issue temporary Senior Debt Securities of each series and exchange them for definitive Senior Debt Securities of such series, register the transfer or exchange of Senior Debt Securities of each series, replace mutilated, destroyed, lost and stolen Senior Debt Securities of each series and maintain paying agencies) or (B) omit to comply with certain restrictive covenants applicable to Senior Debt Securities of any series that are described in the Senior Indenture (including those described under "Limitation on Subsidiary Debt," "Limitations on Liens," and "Limitation on Sale and Leaseback Transactions" and any additional covenants provided for the benefit of a particular series of Senior Debt Securities) and the events described in clauses (c) through (g) under "Events of Default" and any other Events of Default for which this provision is specified to be applicable shall not constitute Events of Default with respect to the Senior Debt Securities of such series, in either case (A) or (B) upon irrevocable deposit with the Trustee, in trust, of (i) money in the currency in which the Senior Debt Securities of a particular series are denominated in an amount, or (ii) the equivalent in securities of the government which issued the currency in which the Senior Debt Securities of such series are denominated or government agencies backed by the full faith and credit of such government, or
(iii) a combination of (i) and (ii), which through the payment of interest thereon and principal thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the applicable Outstanding Senior Debt Securities of such series. The obligations with respect to the Senior Debt Securities of such series under the Senior Indenture, other than with respect to the covenants described in clause (B) and the Events of Default with respect to the Senior Debt Securities of such series under the Senior Indenture, other than the Events of Default described in clause (B), shall remain in full force and effect. Such trust may only be established if, among other things, (i) UDS has delivered to the Trustee (a) a ruling from the Internal Revenue Service directed to the Trustee or an Opinion of Counsel accompanied by a ruling from the Internal Revenue Service to the effect that the deposit and related defeasance would not cause the Holders of the Senior Debt Securities of such series to recognize gain or loss for United States Federal income tax purposes, unless there has been a change in applicable United States federal income tax law, which, in the opinion of such counsel, makes such ruling unnecessary, which change in federal income tax law shall be based upon a ruling of the Internal Revenue Service or a change in applicable United States Federal income tax laws occurring after March 15, 1995; and (b) an Officers' Certificate to the effect that the Senior Debt Securities of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit; (ii) no Event of Default with respect to the Senior Debt Securities of such series or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default with respect to the Senior Debt Securities of such series shall have occurred or be continuing (a) on the date of such deposit, or (b) insofar as certain events of bankruptcy, insolvency, or reorganization are concerned, at any time during the period ending on the 123rd day after the date of such deposit; (iii) such defeasance or covenant defeasance will not result in the trust arising from such deposit being in violation of the Investment Company Act of 1940, as amended; and (iv) certain other conditions are satisfied. (Sections 402 and 403)

     Modification and Waiver

With certain exceptions, the Senior Indenture or the rights of the Holders of the Senior Debt Securities may be modified by UDS and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Senior Debt Securities of each series affected by such modification then Outstanding, but no such modification may be made without the consent of the Holder of each Outstanding Senior Debt Security affected thereby which would (a) change the Maturity of the principal of, or the Stated Maturity of any premium on or any installment of interest on any Senior Debt Security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the currency (or units based on or related to currencies) in which, any Senior Debt Security or any premium or interest thereon is payable, or change the currency (or units based on or related to currencies) in which any Senior Debt Security is denominated, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity or Stated Maturity, as the case may be, thereof (or, in the case of redemption or repayment, on or after the Redemption Date or the Repayment Date, as the case may be); (b) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required for any such modification, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Senior Indenture or certain defaults thereunder and their consequences provided for in the Senior Indenture; or (c) modify any of the provisions of certain sections of the Senior Indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the Senior Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Senior Debt Security affected thereby. (Section 902)

     The Holders of a majority in aggregate principal amount of the Outstanding Senior Debt Securities of any series under the Senior Indenture may waive compliance by UDS with certain restrictive provisions of the Senior Indenture. The Holders of a majority in aggregate principal amount of the Outstanding Senior Debt Securities of any series under the Senior Indenture may waive any past default under such Senior Indenture, except a default in the payment of principal of, any premium on, or any interest on the Senior Debt Securities of such series, or in the payment of any sinking fund, purchase or other analogous obligation applicable to the Senior Debt Securities of such series. (Sections 513 and 1010)

Certain Definitions

     Certain terms defined in Section 101 of the Senior Indenture are summarized below.

     "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition, directly or indirectly, by such Person or any of its Subsidiaries of assets or rights of such Person or any of its Subsidiaries outside of the ordinary course of business.

     "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capital Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

     "Bank Credit Agreements" means the Second Amendment and Restatement of Credit Agreement dated as of December 30, 1993 among Ultramar, Incorporated, the banks named therein and Barclays Bank PLC, as agent, and the Second Amended and Restated Credit Agreement dated as of December 30, 1993 among Canadian Ultramar Company, UDS, the banks named therein and Canadian Imperial Bank of Commerce, as agent.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or on any other amount due under such lease or other Debt arrangements prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Consolidated Current Assets" of any Person means all assets of such Person which would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting reserves against current assets in each case in which a reserve is proper in accordance with GAAP.

     "Consolidated Stockholders' Equity" of any Person means the consolidated stockholders' equity of such Person and its consolidated subsidiaries, as determined on a consolidated basis in accordance with GAAP, excluding amounts attributable to Redeemable Stock of such Person.

     "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with acquisition of property, assets or businesses (even though the rights and remedies of the seller in the event of a default are limited to repossession or sale of the property, assets or business), (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person,
(vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) every payment obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination, (viii) every obligation to pay rent or other similar amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) every obligation of the type referred to in clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise and such obligations secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien or property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such obligation.

     "Discount Security" means (i) any security (including any Senior Debt Security) which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof;
and (ii) any other security (including any Senior Debt Security) deemed a Discount Security for United States Federal income tax purposes.

     "GAAP" means generally accepted accounting principles in the United States, consistently applied, that are in effect from time to time.

     "Holder" means a Person in whose name a Senior Debt Security is registered in the Security Register.

     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

     "Interest Payment Date," when used with respect to any series of Senior Debt Securities, means the Stated Maturity of any installment of interest on those Senior Debt Securities.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit agreement, security interest, lien, charge, easement (other than any title defect or easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

"Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien or in order to obtain a necessary consent to such Asset Disposition or by applicable law be repaid out of the proceeds from such Asset Disposition, and (iii) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and the Chief Financial Officer, Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of UDS, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel for UDS, and who shall be reasonably acceptable to the Trustee.

     "pari passu," when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person, means that each such Debt (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Debt of such Person as to which the other is not so subordinate.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Redeemable Stock" of any Person means any equity security of such Person that by its terms or otherwise is required to be redeemed prior to the Stated Maturity of the Senior Debt Securities of such series or is redeemable at the option of the holder thereof at any time prior to the Stated Maturity of the Senior Debt Securities of such series.

     "Redemption Date," when used with respect to any Senior Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to the Senior Indenture.

     "Regular Record Date" for the interest payable on any Senior Debt Security on any Interest Payment Date means the date specified in such Senior Debt Security as the Regular Record Date.

     "Repayment Date," when used with respect to any Senior Debt Security to be repaid, means the date fixed for such repayment pursuant to such Senior Debt Security.

     "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than one year after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other similar amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "Significant Subsidiary" of any Person means a Subsidiary of such Person that is a "significant subsidiary" as defined in Regulation S-X, as promulgated by the Commission.

     "Stated Maturity," when used with respect to any Senior Debt Security or any installment of principal thereof or interest thereon, means the date specified in such Senior Debt Security as the fixed date on which the principal of such Senior Debt Security or such installment of principal or interest is due and payable.

     "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

     "Wholly owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly owned Subsidiaries of such Person or by such Person and one or more Wholly owned Subsidiaries of such Person.

Concerning the Trustee

     The Bank of New York is the Trustee under the Senior Indenture.

Governing Law

     The Senior Debt Securities of each series and the Senior Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                 DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

     Subordinated Debt Securities may be issued from time to time in one or more series under an indenture (the "Subordinated Indenture"), entered into between UDS and The Bank of New York, as Trustee (the "Debt Trustee"). The terms of the Subordinated Debt Securities will include those stated in the Subordinated Indenture and those made part of the Subordinated Indenture by reference to the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Subordinated Indenture, and the Trust Indenture Act. Whenever particular provisions or defined terms in the Subordinated Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Subordinated Indenture unless otherwise noted.

General

     The   Subordinated   Debt  Securities   will  be  unsecured,   subordinated
obligations of UDS. The Subordinated Indenture does not limit the aggregate principal amount of Subordinated Debt Securities which may be issued thereunder and provides that the Subordinated Debt Securities may be issued from time to time in one or more series. The Subordinated Debt Securities are issuable in one or more series pursuant to an Subordinated Indenture supplemental to the Subordinated Indenture or a resolution of UDS's Board of Directors or a special committee appointed thereby (each, a "Supplemental Subordinated Indenture"). (Section 301)

     In the event Subordinated Debt Securities are issued to a UDS Capital II or a trustee of such trust in connection with the issuance of Trust Securities by UDS Capital II, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of UDS Capital II upon the occurrence of certain events described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to UDS Capital II or a trustee of such trust in connection with the issuance of Trust Securities by UDS Capital II.

Reference is made to the Prospectus Supplement relating to the particular Subordinated Debt Securities being offered thereby for the following terms: (1) the designation of such Subordinated Debt Securities; (2) the aggregate principal amount of such Subordinated Debt Securities; (3) the percentage of their principal amount at which such Subordinated Debt Securities will be issued, (4) the date or dates on which such Subordinated Debt Securities will mature and the right, if any, to extend such date or dates; (5) the rate or rates, if any, per annum, at which such Subordinated Debt Securities will bear interest, or the method of determination of such rate or rates; (6) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (7) the right, if any, to extend the interest payment periods and the duration of such extension; (8) provisions for a sinking purchase or other analogous fund, if any; (9) the period or periods, if any, within which, the price or prices of which, and the terms and conditions upon which such Subordinated Debt Securities may be redeemed, in whole or in part, at the option of UDS or the holder; (10) the form of such Subordinated Debt Securities; and (11) any other specific terms of the Subordinated Debt Securities. Principal, premium, if any, and interest, if any, will be payable, and the Subordinated Debt Securities offered hereby will be transferable, at the corporate trust office of the Debt Trustee in New York, New York, provided that payment of interest, if any, may be made at the option of UDS by check mailed to the address of the person entitled thereto as it appears in the Security Register. (Section 307)

     If a Prospectus Supplement specifies that a series of Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Subordinated Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Subordinated Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

     The Subordinated Indenture contains no covenants or other provisions to afford protection to holders of the Subordinated Debt Securities in the event of a highly leveraged transaction or a change in control of UDS, except to the limited extent described under "Limitation on Mergers and Sales of Assets" below.

Form, Exchange, Registration, Transfer and Payment

     Unless otherwise specified in the applicable Prospectus Supplement, the Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the Subordinated Debt Securities, but UDS or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith. Where Subordinated Debt Securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special United States federal income tax considerations, applicable to any such Subordinated Debt Securities and to payment on and transfer and exchange of such Subordinated Debt Securities will be described in the applicable Prospectus Supplement. Bearer Subordinated Debt Securities will be transferrable by delivery.

     Unless otherwise provided in the applicable Prospectus Supplement, principal and premium, if any, or interest, if any, will be payable and the Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the Debt Trustee as paying and authenticating agent, provided that payment of interest on registered securities may be made at the option of UDS by check mailed to the address of the person entitled thereto as it appears in the Security Register. Payment of Subordinated Debt Securities in bearer form will be made at such paying agencies outside of the United States as UDS may appoint.

Book-entry Subordinated Debt Securities
The Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Global Depositary"), or its nominee, identified in the Prospectus Supplement relating to such series. In such a case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of Outstanding Subordinated Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Subordinated Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Global Depositary for such Global Security to a nominee for such Global Depositary and except in the circumstances described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Debt Securities to be represented by a Global Security and a description of the Global Depositary will be provided in the applicable Prospectus Supplement.

Subordination

     The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of UDS to the extent set forth in the applicable Prospectus Supplement.

Certain Covenants of UDS

     If Subordinated Debt Securities are issued to UDS Capital II or a trustee of such trust in connection with the issuance of Trust Securities by UDS Capital II and (i) there shall have occurred any event that would constitute an Event of Default (as defined herein) or (ii) UDS shall be in default with respect to its payment of any obligations under the related Trust Guarantee or Common Securities Guarantee, then (a) UDS shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of UDS Common Stock in connection with the satisfaction by UDS of its obligations under any employee benefit plans or the satisfaction by UDS of its obligations pursuant to any contract or security requiring UDS to purchase shares of UDS Common Stock, or (ii) the purchase of fractional interests in shares of UDS capital stock as a result of a reclassification of UDS capital stock or the exchange or conversion of one class or series of UDS capital stock for another class or series of UDS capital stock) or make any guarantee payments with respect to the foregoing, and (b) UDS shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by UDS which rank pari passu with or junior to such Subordinated Debt Securities.

     If Subordinated Debt Securities are issued to UDS Capital II or a trustee of such trust in connection with the issuance of Trust Securities by UDS Capital II and UDS shall have given notice of its election to defer payments of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Subordinated Indenture and such period, or any extension thereof, shall be continuing, then (a) UDS shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, and (b) UDS shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by UDS which rank pari passu with or junior to such Subordinated Debt Securities.

     In the event Subordinated Debt Securities are issued to UDS Capital II or a trustee of such trust in connection with the issuance of Trust Securities of UDS Capital II, for so long as such Trust Securities remain outstanding, UDS will covenant (i) to directly or indirectly maintain 100% ownership of the Common Securities of UDS Capital II; provided, however, that any permitted successor of UDS under the Subordinated Indenture may succeed to UDS's ownership of such Common Securities, (ii) to use its reasonable efforts to cause UDS Capital II
(a) to remain a statutory business trust, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of UDS Capital II, the redemption of all of the Trust Securities of UDS Capital II, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of UDS Capital II, and (b) to otherwise continue not to be classified as an association taxable as a corporation or partnership for United States federal income tax purposes and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Subordinated Debt Securities.

Limitation on Mergers and Sales of Assets UDS shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless the successor entity shall be a corporation organized under the laws of the United States or any State or the District of Columbia and shall expressly assume the obligations of UDS under the Subordinated Indenture. (Section 801)

Events of Default, Waiver and Notice

     The Subordinated Indenture provides than any one or more of the following described events which has occurred and is continuing constitutes an "Event of Default" with respect to each series of Subordinated Debt Securities:

     (a) default for 30 days in payment of any interest on the Subordinated Debt Securities of that series, including any Additional Interest in respect thereof, when due; provided, however, that a valid extension of the interest payment period by UDS shall not constitute a default in the payment of interest for this purpose; or

     (b) default in payment of principal and premium, if any, on the Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities shall not constitute a default for this purpose; or

     (c) default by UDS in the performance of any other of the covenants or agreements in the Subordinated Indenture which shall not have been remedied for a period of 90 days after notice; or

     (d) certain events of bankruptcy, insolvency or reorganization of UDS; or

     (e) in the event Subordinated Debt Securities are issued to UDS Capital II or a trustee of such trust in connection with the issuance of Trust Securities by UDS Capital II, the voluntary or involuntary dissolution, winding-up or termination of UDS Capital II, except in connection with the distribution of Subordinated Debt Securities to the holders of Trust Securities in liquidation of UDS Capital II, the redemption of all of the Trust Securities of UDS Capital II, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of UDS Capital II. (Section 5.01)

     The Subordinated Indenture provides that the Debt Trustee may withhold notice to the holders of a series of Subordinated Debt Securities (except in payment of principal or of interest or premium on the Subordinated Debt Securities) if the Trustee considers it in the interest of such holders to do so. (Section 5.08).

     The Subordinated Indenture provides that, (a) if an Event of Default due to the default in the payment of principal, interest or premium, if any, on any series of Subordinated Debt Securities shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of the Subordinated Debt Securities of all series affected thereby then outstanding may declare the principal of all such Subordinated Debt Securities to be due and payable immediately, and (b) if an Event of Default resulting from default in the performance of any other of the covenants or agreements in the Subordinated Indenture or certain events of bankruptcy, insolvency and reorganization of UDS shall have occurred and be continuing, either the Debt Trustee or the holders of 25 percent in principal amount of all Subordinated Debt Securities then outstanding (treated as one class) may declare the principal of all Subordinated Debt Securities to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of or interest or premium on the Subordinated Debt Securities) by the holders of a majority in principal amount of the Subordinated Debt Securities of such series (or of all series, as the case may be) then outstanding. (Section 5.01)

     The holders of a majority in principal amount of the Subordinated Debt Securities of any and all series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Subordinated Indenture, provided that the holders of the Subordinated Debt Securities shall have offered to the Debt Trustee reasonable indemnity against expenses and liabilities. (Sections
5.07 and 5.04)

Modification

     The Subordinated Indenture contains provisions permitting UDS and the Debt Trustee, with the consent of the holders of not less than a majority in principal amount of the Subordinated Debt Securities of all series affected by such modification at the time outstanding, to modify the Subordinated Indenture or any supplemental Subordinated Indenture or the rights of the holders of the Subordinated Debt Securities; provided that no such modification shall (i) extend the fixed maturity of any Security, or reduce the principal amount thereof (including in the case of a discounted Security the amount payable thereon in the event of acceleration or the amount provable in bankruptcy) or any redemption premium thereon, or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium on, the Subordinated Debt Securities payable in any coin or currency other than that provided in the Subordinated Debt Securities, or impair or affect the right of any holder of Subordinated Debt Securities to institute suit for the payment thereof or the right of prepayment, if any, at the option of the holder, without the consent of the holder of each Security so affected, or (ii) reduce the aforesaid percentage of Subordinated Debt Securities the consent of the holders of which is required for any such modification without the consent of the holders of each Security affected. (Section 9.02)

Governing Law

     The Subordinated Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the internal laws of the State of New York. (Section 113).

The Debt Trustee

     UDS may have normal banking relationships with the Debt Trustee in the ordinary course of business.

                  DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     UDS Capital II may issue, from time to time, only one series of Trust Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of UDS Capital II authorizes the Regular Trustees of UDS Capital II to issue on behalf of UDS Capital II one series of Trust Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Trust Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Trust Preferred Securities of UDS Capital II for specific terms, including (i) the distinctive designation of such Trust Preferred Securities; (ii) the number of Trust Preferred Securities issued by UDS Capital II; (iii) the annual distribution rate (or method of determining such rate) for Trust Preferred Securities issued by UDS Capital II and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Trust Preferred Securities shall be payable on a quarterly basis to holders of such Trust Preferred Securities as of a record date in each quarter during which such Trust Preferred Securities are outstanding; (iv) whether distributions on Trust Preferred Securities issued by UDS Capital II shall be cumulative, and, in the case of Trust Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Trust Preferred Securities issued by UDS Capital II shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of UDS Capital II to the holders of Trust Preferred Securities of UDS Capital II upon voluntary or involuntary dissolution, winding-up or termination of UDS Capital II; (vi) the obligation, if any, of UDS Capital II to purchase or redeem Trust Preferred Securities issued by UDS Capital II and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Trust Preferred Securities issued by UDS Capital II shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Trust Preferred Securities issued by UDS Capital II in addition to those required by law, including the number of votes per Trust Preferred Security and any requirement for the approval by the holders of Trust Preferred Securities, or of Trust Preferred Securities issued by UDS Capital II, as a condition to specified action or amendments to the Declaration of UDS Capital II; (viii) the terms and conditions, if any, upon which the assets of UDS Capital II may be distributed to holders of Trust Preferred Securities; (ix) if applicable, any securities exchange upon which the Trust Preferred Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Trust Preferred Securities issued by UDS Capital II not inconsistent with the Declaration of UDS Capital II or with applicable law. All Trust Preferred Securities offered hereby will be guaranteed by UDS to the extent set forth below under "Description of the Trust Guarantees." Any United States federal income tax considerations applicable to any offering of Trust Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Trust Preferred Securities, UDS Capital II will issue one series of Common Securities. The Declaration of UDS Capital II authorizes the Regular Trustees of such trust to issue on behalf of UDS Capital II one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by UDS Capital II will be substantially identical to the terms of the Trust Preferred Securities issued by such trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Trust Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the
Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Trust Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the UDS Capital Trustees of UDS Capital II. All of the Common Securities of UDS Capital II will be directly or indirectly owned by UDS.

                       DESCRIPTION OF THE TRUST GUARANTEES

     Set forth below is a summary of information concerning the Trust Guarantees which will be executed and delivered by UDS for the benefit of the holders from time to time of Trust Preferred Securities. Each Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as indenture trustee under each Trust Guarantee (the "Preferred Guarantee Trustee"). The terms of each Trust Guarantee will be those set forth in such Trust Guarantee and those made part of such Trust Guarantee by the Trust Indenture Act. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Trust Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Each Trust Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Trust Preferred Securities of UDS Capital II.

General

     Pursuant to each Trust Guarantee, UDS will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Trust Preferred Securities issued by UDS Capital II, the Trust Guarantee Payments (as defined herein) (except to the extent paid by UDS Capital II), as and when due, regardless of any defense, right of set-off or counterclaim which UDS Capital II may have or assert. The following payments with respect to Trust Preferred Securities issued by UDS Capital II to the extent not paid by UDS Capital II (the "Trust Guarantee Payments"), will be subject to the Trust Guarantee thereon (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Trust Preferred Securities, to the extent UDS Capital II shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions (the "Redemption Price"), to the extent UDS Capital II has funds available therefor with respect to any Trust Preferred Securities called for redemption by UDS Capital II and (iii) upon a voluntary or involuntary dissolution, winding-up, or termination of UDS Capital II (other than in connection with the distribution of the assets of UDS Capital II to the holders of Trust Preferred Securities or the redemption of all of the Trust Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Trust Preferred Securities to the date of payment, to the extent UDS Capital II has funds available therefor and (b) the amount of assets of UDS Capital II remaining available for distribution to holders of such Trust Preferred Securities in liquidation of UDS Capital II. UDS's obligation to make a Trust Guarantee Payment may be satisfied by direct payment of the required amounts by UDS to the holders of Trust Preferred Securities or by causing UDS Capital II to pay such amounts to such holders.

     Each Trust Guarantee will be a full and unconditional guarantee with respect to the Trust Preferred Securities issued by UDS Capital II, but will not apply to any payment of distributions except to the extent UDS Capital II shall have funds available therefor. If UDS does not make interest payments on the Subordinated Debt Securities purchased by UDS Funding II, L.P., or if UDS
Funding II, L.P. does not make distributions on the Partnership Preferred Securities purchased by UDS Capital II, UDS Capital II will not pay distributions on the Trust Preferred Securities issued by UDS Capital II and will not have funds available therefor. See "Description of the Subordinated
Debt Securities -- Certain Covenants" and "Description of the Partnership Preferred Securities."

     UDS has also agreed separately to irrevocably and unconditionally guarantee the obligations of UDS Capital II with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Trust Guarantees, except that upon an event of default under the Subordinated Indenture, holders of Trust Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of UDS

     In each Trust Guarantee, UDS will covenant that, so long as any Trust Preferred Securities issued by UDS Capital II remain outstanding, if there shall have occurred any event that would constitute an event of default under such Trust Guarantee or the Declaration of UDS Capital II, then (a) UDS shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of UDS Common Stock in connection with the satisfaction by UDS of its obligations under any employee benefit plans or the satisfaction by UDS of its obligations pursuant to any contract or security requiring UDS to purchase shares of UDS Common Stock or,
(ii) the purchase of fractional interests in shares of UDS capital stock as a result of a reclassification of UDS capital stock or the exchange or conversion of one class or series of UDS capital stock for another class or series of UDS capital stock or make any guarantee payments with respect to the foregoing and
(b) UDS shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by UDS which rank pari passu with or junior to such Subordinated Debt Securities.

Modification of the Trust Guarantees; Assignment

     Except with respect to any changes which do not adversely affect the rights of holders of Trust Preferred Securities (in which case no vote will be required), each Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Trust Preferred Securities issued by UDS Capital II. The manner of obtaining any such approval of holders of such Trust Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of UDS and shall inure to the benefit of the holders of the Trust Preferred Securities of UDS Capital II then outstanding.

Termination

     Each Trust Guarantee will terminate as to the Trust Preferred Securities issued by UDS Capital II (a) upon full payment of the Redemption Price of all Trust Preferred Securities of UDS Capital II, (b) upon distribution of the assets of UDS Capital II to the holders of the Trust Preferred Securities of UDS Capital II or (c) upon full payment of the amounts payable in accordance with the Declaration of UDS Capital II upon liquidation of UDS Capital II. Each Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Trust Preferred Securities issued by UDS Capital II must restore payment of any sums paid under such Trust Preferred Securities or such Trust Guarantee.

Events of Default

     An event of default under a Trust Guarantee will occur upon the failure of UDS to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Trust Preferred Securities relating to such Trust Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Trust Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Trust Preferred Securities. If the Preferred Guarantee Trustee fails to enforce such Trust Guarantee, any holder of Trust Preferred Securities relating to such Trust Guarantee may institute a legal proceeding directly against UDS to enforce the Preferred Guarantee Trustee's rights under such Trust Guarantee, without first instituting a legal proceeding against UDS Capital II, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if UDS has failed to make a guarantee payment, a holder of Trust Preferred Securities may directly institute a proceeding against UDS for enforcement of the Trust Guarantee for such payment. UDS waives any right or remedy to require that any action be brought first against UDS Capital II or any other person or entity before proceeding directly against UDS.

Status of the Trust Guarantees

     The Trust Guarantees will constitute unsecured obligations of UDS and will rank (i) subordinate and junior in right of payment to all other liabilities of UDS, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by UDS and with any guarantee now or hereafter entered into by UDS in respect of any preferred or preference stock of any affiliate of UDS; and
(iii) senior to UDS's common stock. The terms of the Trust Preferred Securities provide that each holder of Trust Preferred Securities issued by UDS Capital II by acceptance thereof agrees to the subordination provisions and other terms of the Trust Guarantee relating thereto.

     The Trust Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Trust Guarantee without instituting a legal proceeding against any other person or entity).

Information Concerning the Trust Guarantee Trustee

     The Trust Guarantee Trustee, prior to the occurrence of a default with respect to a Trust Guarantee, undertakes to perform only such duties as are specifically set forth in such Trust Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Trust Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Trust Guarantee at the request of any holder of Trust Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby.

     UDS and certain of its affiliates may from time to time maintain a banking relationship with the Trust Guarantee Trustee.

Governing Law

     The Trust Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

               DESCRIPTION OF THE PARTNERSHIP PREFERRED SECURITIES

     All of the partnership interests in UDS Funding II, L.P., other than the Partnership Preferred Securities acquired by UDS Capital II, will be owned directly by UDS. Initially, UDS will be the sole General Partner of UDS Funding II, L.P. The Limited Partnership Agreement of UDS Funding II, L.P. authorizes and creates the Partnership Preferred Securities, which represent limited partner interests in UDS Funding II, L.P. The limited partner interests represented by the Partnership Preferred Securities will have a preference with respect to distributions and amounts payable on redemption or liquidation over the General Partner's interest in UDS Funding II, L.P. Except as otherwise described in the applicable Prospectus Supplement, the Limited Partnership Agreement of UDS Funding II, L.P. does not permit the issuance of any additional partnership interests, or the incurrence of any indebtedness by UDS Funding II, L.P. The Partnership Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred, or other special rights or such restrictions as shall be set forth in the Limited Partnership Agreement or made part of the Limited Partnership Agreement by the Partnership Act. Reference is made to the Prospectus Supplement relating to the Partnership Preferred Securities of UDS Funding II, L.P. for specific terms, including (i) the distinctive designation of such Partnership Preferred Securities; (ii) the number of Partnership Preferred Securities issued by UDS Funding II, L.P.; (iii) the annual distribution rate (or method of determining such rate) for Partnership Preferred Securities issued by UDS Funding II, L.P. and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Partnership Preferred Securities shall be payable on a quarterly basis to holders of such Partnership Preferred Securities, if, as and when declared by the General Partner, as of a record date in each quarter during which such Partnership Preferred Securities are outstanding; (iv) whether distributions on Partnership Preferred Securities issued by UDS Funding II, L.P. shall be cumulative, and, in the case of Partnership Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Partnership Preferred Securities issued by UDS Funding II, L.P. shall be cumulative; (v) the amount or amounts which shall be paid out of the assets of UDS Funding II, L.P. to the holders of Partnership Preferred Securities of UDS Funding II, L.P. upon voluntary or involuntary dissolution, winding-up or termination of UDS Funding II, L.P.; (vi) the obligation, if any, of UDS Funding II, L.P. to purchase or redeem Partnership Preferred Securities issued by UDS Funding II, L.P. and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Partnership Preferred Securities issued by UDS Funding II, L.P. shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Partnership Preferred Securities issued by UDS Funding II, L.P. in addition to those required by law, including the number of votes per Partnership Preferred Security, any rights to appoint and authorize a special representative (a "Special Representative") of UDS Funding II, L.P. to enforce the rights of the holders of Partnership Preferred Securities in certain situations and any requirement for the approval by the holders of Partnership Preferred Securities issued by UDS Funding II, L.P., as a condition to specified action or amendments to the Limited Partnership Agreement of UDS Funding II, L.P.; (viii) the terms and conditions, if any, upon which the assets of UDS Funding II, L.P. may be distributed to holders of Partnership Preferred
Securities;   (ix)  if  applicable,  any  securities  exchange  upon  which  the
Partnership Preferred Securities shall be listed; and (x) any other relevant rights, preferences, privileges, limitations or restrictions of Partnership Preferred Securities issued by UDS Funding II, L.P. not inconsistent with the Limited Partnership Agreement of UDS Funding II, L.P. or with applicable law. All Partnership Preferred Securities offered hereby will be guaranteed by UDS to the extent set forth below under "Description of the Partnership Guarantees." Any United States federal income tax considerations applicable to any offering of Partnership Preferred Securities will be described in the Prospectus Supplement relating thereto.

                    DESCRIPTION OF THE PARTNERSHIP GUARANTEES

     Set forth below is a summary of information concerning the Partnership Guarantees which will be executed and delivered by UDS for the benefit of the holders from time to time of Partnership Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Partnership Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Partnership Guarantee will be held by the General Partner of UDS Funding II, L.P. for the benefit of the holders of the Partnership Preferred Securities of UDS Funding II, L.P.

General

     Pursuant to each Partnership Guarantee, UDS will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Partnership Preferred Securities issued by UDS Funding II, L.P., the Partnership Guarantee Payments (as defined herein) (except to the extent paid by UDS Funding II, L.P.), as and when due, regardless of any defense, right of set-off or counterclaim which UDS Funding II, L.P. may have or assert. The following payments with respect to Partnership Preferred Securities issued by UDS Funding II, L.P. to the extent not paid by UDS Funding II, L.P. (the "Partnership Guarantee Payments"), will be subject to the Partnership Guarantee thereon (without duplication): (i) any accrued and unpaid distributions that have been declared on such Partnership Preferred Securities, out of Funds legally available therefor; (ii) the redemption price, including all accrued and unpaid distributions (the "Redemption Price"), out of funds legally available therefor with respect to any Partnership Preferred Securities called for redemption by UDS Funding II, L.P. and (iii) upon a liquidation of UDS Funding
II, L.P., the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Partnership Preferred Securities to the date of payment, and (b) the amount of assets of UDS Funding II, L.P., after satisfaction of all liabilities, remaining available for distribution to holders of such Partnership Preferred Securities in liquidation of UDS Funding II, L.P. UDS's obligation to make a Partnership Guarantee Payment may be satisfied by direct payment of the required amounts by UDS to the holders of Partnership Preferred Securities or by causing UDS Funding II, L.P. to pay such amounts to such holders.

     Each Partnership Guarantee will be a full and unconditional guarantee with respect to the Partnership Preferred Securities issued by UDS Funding II, L.P., but will not apply to any payment of distributions or Redemption Price, or to payments upon the liquidation of UDS Funding II, L.P., except to the extent UDS Funding II, L.P. shall have funds legally available therefor. If issuers (including, where applicable, UDS, as guarantor) of the securities in which UDS Funding II, L.P. invests fail to make any payments in respect of such securities (or, if applicable, guarantees), UDS Funding II, L.P. may not declare or pay dividends on the Partnership Preferred Securities of UDS Funding II, L.P. In such event, holders of such Partnership Preferred Securities would not be able to rely upon the Partnership Guarantee for payment of such amounts. Instead, holders of such Partnership Preferred Securities shall have certain remedies described in the applicable Prospectus Supplement, including the right to direct the General Partner or the Special Representative, as the case may be, to enforce the covenant restricting certain distributions by UDS. See "Certain Covenants of UDS" below.

Certain Covenants of UDS

     In each Partnership Guarantee, UDS will covenant that if for any distribution period, (a) full distributions on a cumulative basis on any Partnership Preferred Securities have not been paid or declared and set a part for payment, (b) an event of default by UDS or certain domestic eligible controlled affiliates in respect of any debt security in which UDS Funding II, L.P. invests has occurred and is continuing or (c) UDS is in default of its obligations under the applicable Trust Guarantee, Partnership Guarantee or any Investment Guarantee, then, during such period (i) UDS shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock (except for dividends or distributions in shares of its common stock and exchanges of common stock of one class for common stock of another class), (ii) UDS shall not make any payment or cause any payment to be made that would result in, and shall take such action as shall be necessary to prevent, the payment of dividends on, any distribution with respect to, any redemption, purchase or other acquisition of, or any liquidation payment with respect to, any preferred security hereafter issued by any finance subsidiary of UDS, the principal purpose of which is to lend the proceeds of the sale thereof to UDS or to eligible affiliates of UDS, and (iii) UDS shall not make any guarantee payments with respect to the foregoing.

Modification of the Partnership Guarantees; Assignment

     Except with respect to any changes which do not adversely affect the rights of holders of Partnership Preferred Securities (in which case no vote will be required), each Partnership Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Partnership Preferred Securities issued by UDS Funding II, L.P. The manner of obtaining any such approval of holders of such Partnership Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Partnership Guarantee shall bind the successors, assigns, receivers, trustees and representatives of UDS and shall inure to the benefit of the holders of the Partnership Preferred Securities of UDS Funding II, L.P. then outstanding.

Termination

Each Partnership Guarantee will terminate as to the Partnership Preferred Securities issued by UDS Funding II, L.P. (a) upon full payment of the Redemption Price of all Partnership Preferred Securities of UDS Funding II, L.P., or (b) upon full payment of the amounts payable in accordance with the Limited Partnership Agreement of UDS Funding II, L.P. upon liquidation of UDS Funding II, L.P. Each Partnership Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Partnership Preferred Securities issued by UDS Funding II, L.P. must restore payment of any sums paid under such Partnership Preferred Securities or such Partnership Guarantee. The Partnership Act provides that a limited partner of a limited partnership who wrongfully receives a distribution may be liable to the limited partnership for the amount of such distribution.

Events of Default; Enforcement of Partnership Guarantee

     An event of default under a Partnership Guarantee will occur upon the failure of UDS to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Partnership Preferred Securities relating to such Partnership Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Special Representative in respect of the Partnership Guarantee or to direct the exercise of any trust or power conferred upon the Special Representative under such Guarantee. If the Special Representative fails to enforce its rights under such Partnership Guarantee, after a holder of Partnership Preferred Securities has made a written request, such holder of
Partnership Preferred Securities relating to such Partnership Guarantee may institute a legal proceeding directly against UDS to enforce the Special Representative's rights under such Partnership Guarantee, without first instituting a legal proceeding against UDS Funding II, L.P., the Special Representative or any other person or entity. Notwithstanding the foregoing, if UDS has failed to make a Partnership Guarantee Payment, a holder of Partnership Preferred Securities may directly institute a proceeding against UDS for enforcement of the Partnership Guarantee for such payment.

Status of the Partnership Guarantees

     The Partnership Guarantees will constitute unsecured obligations of UDS and will rank (i) subordinate and junior in right of payment to all other liabilities of UDS, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by UDS and with any guarantee now or hereafter entered into by UDS in respect of any preferred or preference stock of any affiliate of UDS; and (iii) senior to UDS's common stock. The terms of the Partnership Preferred Securities provide that each holder of Partnership Preferred Securities issued by UDS Funding II, L.P. by acceptance thereof agrees to the subordination provisions and other terms of the Partnership Guarantee relating thereto.

     The Partnership Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Partnership Guarantee without instituting a legal proceeding against any other person or entity).

     Each Partnership Guarantee will be deposited with the General Partner of UDS Funding II, L.P. to be held for the benefit or the holders of the Partnership Preferred Securities of UDS Funding II, L.P. In the event of an appointment of a Special Representative to, among other things, enforce a Partnership Guarantee, the Special Representative may take possession of the applicable Partnership Guarantee for such purpose. If no Special Representative has been appointed to enforce such Partnership Guarantee, the General Partner has the right to enforce such Partnership Guarantee on behalf of the holders of the Partnership Preferred Securities of UDS Funding II, L.P.

Governing Law

     The Partnership Guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

                       DESCRIPTION OF CAPITAL STOCK OF UDS

     The following summary does not purport to be complete and is subject in all respects to the applicable provisions of the Delaware General Corporation Law (the "DGCL"), the certificate of incorporation of UDS (the "UDS Charter") and the terms of the UDS Rights Agreement (as defined below under "UDS Rights Plan").

     UDS's authorized capital stock consists of 250,000,000 shares of common stock (the "UDS Shares"), of which 86,662,761 shares were issued and outstanding on December 31, 1997, and 25,000,000 preferred shares, of which 1,724,400 were issued and outstanding on December 31, 1997.

UDS Common Stock

     Dividend Rights. Holders of UDS Shares are entitled to receive dividends when, as and if declared by the UDS Board, out of funds legally available therefor, subject, however, to the rights relating to any outstanding preferred stock of UDS.

     Voting Rights. Subject to the rights, if any, of the holders of any series of preferred stock of UDS, all voting rights are vested in the holders of UDS Shares, each share being entitled to one vote on each matter presented for a vote, including the election of directors. The UDS Board, which currently consists of 12 directors, is divided into three classes of directors with the term of one class expiring at each annual meeting of stockholders. Because holders of UDS Shares do not have cumulative voting rights, the holders of a plurality of the UDS Shares represented at a meeting can elect all the directors standing for election at such meeting.

     Rights upon Liquidation. In the event of the liquidation, dissolution or winding up of UDS, whether voluntary or involuntary, the holders of UDS Shares will be entitled to share ratably in assets available for distribution to holders of UDS Shares, subject, however, to the rights relating to any outstanding preferred stock of UDS.

     Miscellaneous. UDS Shares are not liable for further calls or assessments by UDS and the holders of UDS Shares are not liable for any liabilities of UDS. The UDS Shares do not have preemptive or other subscription rights, any conversion rights, or any redemption or sinking fund provisions. Registrar & Transfer Company and The R-M Trust Company act as transfer agent and registrar for the UDS Shares in the United States and Canada, respectively.

UDS Rights. For a description of rights which are attached to each outstanding UDS Share, see "UDS Rights Plan."


UDS Preferred Stock

     The following description of the terms of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which a Prospectus Supplement may relate. Specific terms of any series of Preferred Stock offered by a Prospectus Supplement will be described in the Prospectus Supplement relating to such series of Preferred Stock. The description set forth below is subject to and qualified in its entirety by reference to the UDS Charter and the form of Certificate of Designations (the "Designation") establishing a particular series of Preferred Stock which will be filed with the Commission in connection with the offering of such series of Preferred Stock.

     General. Under the UDS Charter, the Board of Directors of the Company (the "Board of Directors") is authorized, without further shareholder action, to provide for the issuance of up to 25,000,000 shares of Preferred Stock, in one or more series, and to fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption, and sinking fund provisions and liquidation values of each such series. UDS may amend the UDS Charter from time to time to increase the number of authorized shares of Preferred Stock. Any such amendment would require the approval of the holders of a majority of the outstanding shares of all series of Preferred Stock voting together as a single class without regard to series. As of the date of this Prospectus, UDS has one series of Preferred Stock outstanding.

     The Preferred Stock will have the dividend, liquidation, redemption, conversion, and voting rights set forth below unless otherwise provided in the Prospectus Supplement relating to a particular series of Preferred Stock. Reference is made to the Prospectus Supplement relating to the particular series of the Preferred Stock offered thereby for specified terms, including, (i) the title and liquidation preference per share of such Preferred Stock and the number of shares offered; (ii) the price at which such Preferred Stock will be issued; (iii) the dividend rate (or method of calculation), the dates on which dividends shall be payable and the dates from which dividends shall commence to accumulate; (iv) any redemption or sinking fund provisions of such Preferred Stock; (v) any conversion or exchange provisions of such Preferred Stock; (vi) the voting rights, if any, of such Preferred Stock; and (vii) any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations, and restrictions of such Preferred Stock. The Preferred Stock will, when issued, be fully paid and nonassessable.

     Dividend Rights. The Preferred Stock will be preferred over the Common Stock as to payment of dividends. Before any dividends or distributions on the Common Stock shall be declared and set apart for payment or paid, the holders of shares of each series of Preferred Stock shall be entitled to receive dividends (either in cash, shares of Common Stock or Preferred Stock, or otherwise) when, as, and if declared by the Board of Directors, at the rate and on the date or dates as set forth in the Prospectus Supplement. With respect to each series of Preferred Stock, the dividends on each share of such series with respect to which dividends are cumulative shall be cumulative from the date of issue of such share unless some other date is set forth in the Prospectus Supplement relating to any such series. Accruals of dividends shall not bear interest.

     Rights Upon Liquidation. The Preferred Stock shall be preferred over the Common Stock as to assets so that the holders of each series of Preferred Stock shall be entitled to be paid, upon the voluntary or involuntary liquidation, dissolution or winding up of UDS, and before any distribution is made to the holders of Common Stock, the amount set forth in the Prospectus Supplement relating to any such series, but in such case the holders of such series of Preferred Stock shall not be entitled to any other or further payment. If upon any such liquidation, dissolution, or winding up of UDS its net assets shall be insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding Preferred Stock are entitled, the entire remaining net assets of UDS shall be distributed among the holders of each series of Preferred Stock in amounts proportionate to the full amounts to which the holders of each such series are respectively so entitled.

     Redemption and Conversion. All shares of any series of Preferred Stock shall be redeemable to the extent set forth in the Prospectus Supplement relating to any such series. All shares of any series of Preferred Stock shall be convertible into shares of Common Stock or into shares of any other series of Preferred Stock to the extent set forth in the Prospectus Supplement relating to any such series.

     Voting Rights. All shares of any series of Preferred Stock shall have the voting rights set forth in the Prospectus Supplement relating to any such series.

UDS Rights

     UDS has entered into a rights agreement with Registrar and Transfer Company, as rights agent. Pursuant to the Rights Agreement, a right initially representing the right to purchase one UDS Share (a "UDS Right") at a price of $75 (the "UDS Rights Purchase Price"), exercisable only in certain circumstances, was issued with respect to each UDS Share outstanding on June 25, 1992 and will be issued with respect to each UDS Share issued by UDS until the earliest of the UDS Distribution Date (as defined below), the redemption of the UDS Rights, or the UDS Rights Expiration Date (as defined below). UDS Rights may also be issued with respect to UDS Shares issued after the UDS Distribution Date in certain circumstances. Until a UDS Right is exercised, the holder thereof, as such, will have no rights as a stockholder of UDS, including, without limitation, the right to vote or to receive dividends.

     Until the earlier of (i) such time as UDS learns that a person has become a UDS Acquiring Person (as defined below) and (ii) the close of business on such date, if any, as may be designated by the UDS Board following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer by any person (subject to certain exceptions) for outstanding UDS Shares, if upon consummation of such tender or exchange offer such person's beneficial ownership of outstanding UDS Shares could equal or exceed such person's Ownership Threshold (as defined below) (the earlier of such dates being the "UDS Distribution Date"), the UDS Rights will be evidenced by the certificates for UDS Shares registered in the names of the holders thereof and not by separate right certificates. Therefore, until the UDS Distribution Date, the UDS Rights will be transferred with and only with the UDS Shares.

     For purposes of the UDS Rights Agreement, (i) the term "UDS Acquiring Person" means, subject to certain exceptions set forth in the UDS Rights Agreement, any person, alone or together with all affiliates and associates of such person, whose beneficial ownership of outstanding UDS Shares equals or exceeds such person's Ownership Threshold and (ii) the term "Ownership Threshold" means, with respect to any person, beneficial ownership of the greater of (a) 10% of the outstanding UDS Shares or (b) 3% plus the percentage of the outstanding UDS Shares beneficially owned by such person on May 10, 1994.

     Pursuant to its terms and with certain limited exceptions, the Rights Agreement may be amended or supplemented by UDS without the approval of any holder of UDS Rights.

     In the event a person becomes a UDS Acquiring Person, the UDS Rights will entitle each holder thereof (other than the UDS Acquiring Person (or any affiliate or associate of such UDS Acquiring Person)) to purchase, for the UDS Rights Purchase Price, that number of UDS Shares equivalent to the number of UDS Shares which at the time of the transaction would have a market value of twice the UDS Rights Purchase Price. Any UDS Rights that are at any time beneficially owned by a UDS Acquiring Person (or any affiliate or associate of a UDS Acquiring Person) will be null and void and nontransferable and any holder of any such UDS Right (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such UDS Right.

     After there is a UDS Acquiring Person, the UDS Board may elect to exchange each UDS Right (other than UDS Rights that have become null and void and nontransferable as described above) for consideration per UDS Right consisting of one-half of the securities that would be issuable at such time upon the exercise of one UDS Right pursuant to the terms of the UDS Rights Agreement, and without payment of the UDS Rights Purchase Price.

     In the event that, following a UDS Distribution Date, UDS is acquired in a merger by, or other business combination with, or 50% or more of its assets or assets representing 50% or more of its earning power are sold, leased, exchanged or otherwise transferred (in one or more transactions) to, a publicly traded corporation, or such corporation merges with and into UDS (in certain circumstances), each UDS Right will entitle its holder (subject to the next paragraph) to purchase, for the UDS Rights Purchase Price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the UDS Rights Purchase Price. In the event UDS is acquired in a merger by, or other business combination with, or 50% or more of its assets or assets representing 50% or more of the earning power of UDS are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an entity that is not a publicly traded corporation or such corporation merges with and into UDS (in certain circumstances), each UDS Right will entitle its holder (subject to the next paragraph) to purchase, for the UDS Rights Purchase Price, at such holder's option, (i) that number of shares of such entity (or, at such holder's option, of the surviving corporation in such acquisition, which could be UDS) which at the time of the transaction would have a book value of twice the UDS Rights Purchase Price or (ii) if such entity has an affiliate which has publicly traded common shares, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the UDS Rights Purchase Price.

     The UDS Rights are not exercisable until the UDS Distribution Date and will expire on July 6, 2002 (the "UDS Rights Expiration Date") unless earlier redeemed or canceled by UDS as described below. At any time prior to the earlier of (i) such time as a person becomes an UDS Acquiring Person and (ii) the UDS Rights Expiration Date, the UDS Board may redeem the UDS Rights in whole, but not in part, at a price (in cash or UDS Shares or other securities of UDS deemed by the UDS Board to be at least equivalent in value) of $.01 per UDS Right, subject to adjustment as provided in the UDS Rights Agreement (the "UDS Rights Redemption Price"); provided that, for the 120-day period after any date of a change (resulting from a proxy or consent solicitation) in a majority of the UDS Board in office at the commencement of such solicitation, the UDS Rights may only be redeemed if (a) there are directors then in office who were in office at the commencement of such solicitation and (b) the UDS Board, with the concurrence of a majority of such directors then in office, determines that such redemption is, in its judgment, in the best interests of UDS and its stockholders. Immediately upon the action of the UDS Board electing to redeem the UDS Rights, the right to exercise the UDS Rights will terminate and within ten business days, UDS will give notice thereof to holders of UDS Rights.

The Delaware Business Combination Act

     Section 203 of the General Corporation Law of the State of Delaware (the "DGCL") imposes a three-year moratorium on business combinations (as defined) between a Delaware corporation and an "interested stockholder" (in general, a stockholder owning 15 percent or more of a corporation's outstanding voting stock) or an affiliate or associate thereof unless (a) prior to an interested stockholder becoming such, the Board of Directors of the corporation approved either the business combination or the transaction resulting in the interested stockholder becoming such, (b) upon consummation of the transaction resulting in an interested stockholder becoming such, the interested stockholder owns at least 85 percent of the voting stock outstanding at the time the transaction commenced (excluding, from the calculation of outstanding shares, shares beneficially owned by management, directors and certain employee stock plans) or
(c) on or after an interested stockholder becomes such, the business combination is approved by (i) the board of directors and (ii) holders of at least 66-2/3 percent of the outstanding shares (other than those shares beneficially owned by the interested stockholder) at a meeting of stockholders.

     Business combinations include (a) mergers or consolidations, (b) sales, leases, exchanges or other transfers of ten percent or more of the aggregate assets of UDS, (c) issuance or transfers by the corporation of any stock of the corporation which would have the effect of increasing the interested stockholder's proportionate share of the stock of any class or series of the corporation, (d) any other transaction which has the effect of increasing the proportionate share of the stock of any class or series of the corporation which is owned by an interested stockholder and (e) receipt by an interested stockholder of the benefit (except proportionately as stockholder) of loans, advances, guarantees, or other financial benefits provided by the corporation.

Certain Provisions of the Certificate of Incorporation and By-laws

     The Certificate of Incorporation of UDS (the "Certificate") and By-laws of UDS (the "By-laws") contain certain provisions that may delay, defer or prevent a change in control of UDS and make removal of management of UDS more difficult.

     The Certificate provides that the Board of Directors of UDS is divided into three classes that are elected for staggered three-year terms, with the number of directors in each class to be as nearly equal as possible. The Certificate provides that stockholder action may be taken only at an annual or special meeting of stockholders, and may not be taken by written consent of the stockholders. The Certificate also provides that special meetings may be called only by the Chairman of the Board, if there be one, the President or the Board of Directors.

     The Certificate also contains certain "fair price provisions" designed to provide safeguards for stockholders when an "interested stockholder" (defined as a stockholder owning ten percent or more of UDS's voting stock) or its affiliate or associate attempts to effect a "business combination" with UDS. The term "business combination" includes any merger or consolidation of UDS involving the interested stockholder, certain dispositions of assets of UDS, any issuance of securities of UDS, meeting certain threshold amounts, to the interested stockholder, adoption of any plan of liquidation or dissolution of UDS proposed by the interested stockholder and any reclassification of securities of UDS having the effect of increasing the proportionate share of ownership of the interested stockholder. In general, a business combination between UDS and the interested stockholder must be approved by the affirmative vote of 80% of the outstanding voting stock, excluding voting stock owned by such interested stockholder, unless the transaction is approved by a majority of the members of the Board of Directors who are not affiliated with the interested stockholder or certain minimum price and form of consideration requirements are satisfied. See also "The Delaware Business Combination Act."

     The By-laws provide that the Board of Directors shall fix the number of directors and that a stockholder may nominate directors only if written notice is delivered to UDS by such stockholder 60 days in advance of an annual meeting or within ten days after the date of notice by UDS of a special meeting involving the election of directors. The By-laws and Certificate also provide that any newly created directorship resulting from an increase in the number of directors or a vacancy on the Board shall be filled by vote of a majority of the remaining directors then in office, even, in the case of a vacancy other than a newly created directorship, if less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A director elected by reason of an increase in the number of directors shall be elected until the next election of one or more directors by the stockholders. Directors may be removed from office but only for cause and only by the affirmative vote of a majority of the then outstanding shares of stock entitled to vote on the matter. "Cause" is defined in the Certificate to mean the "wilful and continuous failure of a director to substantially perform such director's duties to the Corporation (including any such failure resulting from incapacity due to physical or mental illness) or the wilful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation." The Certificate provides that the By-laws and Certificate may not be amended without the approval of at least 80% of the voting power of all shares of UDS entitled to vote generally in the election of directors, voting together as a single class.

     The foregoing provisions, together with the ability of the Board to issue Preferred Stock without further stockholder action, could delay or frustrate the removal of incumbent directors or the assumption of control by the holder of a large block of UDS's Common Stock even if such removal or assumption would be beneficial, in the short term, to stockholders of UDS. The provisions could also discourage or make more difficult a merger, tender offer or proxy contest even if such event would be favorable to the interests of stockholders.

                              PLAN OF DISTRIBUTION

     UDS may sell the Senior Debt Securities, the Subordinated Debt Securities, the Preferred Stock, or the Common Stock, UDS Funding II, L.P. may sell the Partnership Preferred Securities, and UDS Capital II may sell Trust Preferred Securities in any of, or any combination of, the following ways: (i) directly to purchasers; (ii) through agents, (iii) through underwriters, and (iv) through dealers.

     Offers to purchase Offered Securities may be solicited directly by UDS, UDS Funding II, L.P. and/or UDS Capital II, as the case may be, or by agents designated by UDS, UDS Funding II, L.P. and/or UDS Capital II, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by UDS to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agency will be acting in a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for UDS in the ordinary course of business.

     If an underwriter or underwriters are utilized in the sale, UDS, UDS Funding II, L.P., and/or UDS Capital II will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make releases of the Offered Securities in respect of which this Prospectus is delivered to the public.

     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, UDS, UDS Funding II, L.P. and/or UDS Capital II, as the case may be, will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement.

     Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by UDS, UDS Funding II, L.P. and/or UDS Capital II, as the case may be, against certain liabilities, including liabilities under the Securities Act of 1933.

     The place and time of delivery for the Offered Securities in respect of which this Prospectus is delivered are set forth in the accompanying Prospectus Supplement.

                                  LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the Trust Preferred Securities and the Partnership Preferred Securities will be passed upon on behalf of UDS Capital II and UDS Funding II, L.P. by Skadden, Arps, Slate, Meagher & Flom, LLP special Delaware counsel to UDS Capital II and UDS Funding II, L.P. The validity of the Senior Debt Securities, Subordinated Debt Securities, Common Stock, Preferred Stock, and the Guarantees and certain matters relating thereto will be passed upon for UDS by Curtis V. Anastasio, Vice President, General Counsel, and Secretary of UDS. Certain United States federal income taxation matters will be passed upon for UDS, UDS Funding II, L.P., and UDS Capital II by Skadden, Arps, Slate, Meagher & Flom, LLP special tax counsel to UDS, UDS Capital II, and UDS Funding II, L.P.

                                     EXPERTS

     The financial statements and schedule as of and for the year ended December 31, 1997, incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The consolidated financial statements and schedule of UDS as of December 31, 1996 and for each of the two years in the period ended December 31, 1996 appearing in UDS's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference which, as to all periods presented, is based in part on the report of Price Waterhouse LLP, independent accountants, also included therein, and incorporated herein by reference. Such financial statements are incorporated by reference herein in reliance upon such reports of Ernst & Young LLP and Price Waterhouse LLP given upon the authority of such firms as experts in accounting and auditing.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution.


SEC registration fee.......................................   $206,500
Fees and expenses of the Trustee...........................      5,000
Printing and engraving expenses............................     20,000 *
Rating agency fees.........................................     50,000 *
Accounting fees............................................     10,000 *
NYSE listing fees..........................................     60,000 *
Legal fees.................................................     50,000 *
Qualification under state securities laws..................     10,000 *
Miscellaneous..............................................     88,500
                                                            ------------
                                                              $500,000
                                                            ============
-------------
*  Estimated.


Item 15.  Indemnification of Directors and Officers.

     The By-Laws of the Registrant provide that the Registrant shall indemnify its officers and directors to the fullest extent permitted by applicable law.
Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in general, that each director and officer of a corporation may be indemnified against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer, if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the corporation, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to UDS unless a court determines otherwise.

     The Certificate of Incorporation of the Registrant provides that the personal liability of the directors of the Registrant shall be eliminated to the fullest extent permitted by applicable law. The DGCL permits a corporation's certificate of incorporation to provide that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for any breach of his fiduciary duty as a director; provided, however, that such provision shall not apply to any liability of a director (1) for any breach of a director's duty of loyalty to the corporation or its stockholders,
(2) for acts or omissions that are not in good faith or involve intentional misconduct or a knowing violation of the law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

     Pursuant to their employment agreements with the Registrant, Messrs. Jean Gaulin and H. Pete Smith are indemnified from all liabilities arising out of the activities reasonably taken in the performance of their duties.

     The Registrant also maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act of 1933. The effect of this insurance is to indemnify any officer or director of the Registrant against expenses, including, without limitation, attorneys' fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. The premiums for such insurance are paid by the Registrant.

     The above discussion of the Registrant's By-laws, its Certificate of Incorporation, its employment and the DGCL is not intended to be exclusive and is respectively qualified in its entirety by such By-laws, Certificate of Incorporation, employment agreements, and statute.

Item 16.  Exhibits

Unless otherwise indicated, each of the following exhibits has been previously filed with the Securities and Exchange Commission by UDS under File No. 1-11154. Where indicated as being filed by Diamond Shamrock, Inc., such filings were filed under File No. 1-9409 unless otherwise specified.

Exhibit                                                          Incorporated by Reference
Number      Description                                          to the Following Documents
-------     -----------                                          --------------------------

 1.1        Form of Underwriting Agreement for the               To be filed by UDS as exhibit to Current
            Trust Preferred Securities being offered             Report on Form 8-K in connection with
            under this Registration Statement                    specific offering

 3.1        Certificate of Incorporation dated April 27,         Registration Statement on Form S-1 (File
            1992, as amended on April 28, 1992                   No. 33-47586), Exhibit 3.1

 3.2        Certificate of Merger of Diamond                     Registration Statement on Form S-8 (File
            Shamrock, Inc. with and into UDS,                    No. 333-19131), Exhibit 4.2
            amending UDS's Articles of Incorporation

 3.3        By-laws dated April 28, 1992                         Registration Statement on Form S-1 (File
                                                                 No. 33-47586), Exhibit 3.2

 3.4        Amendment dated July 22, 1993 to By-laws             Annual Report on Form 10-K for the Year
                                                                 Ended December 31, 1995, Exhibit 3.3

 3.5        Amendment dated December 3, 1996 to                  Registration Statement on Form S-8 (File
            By-laws                                              No. 333-19131), Exhibit 4.6

 4.1        Indenture dated March 15, 1994 between               Annual Report on Form 10-K for the Year
            Ultramar Diamond Shamrock Corporation,               Ended December 31, 1995, Exhibit 4.7
            as issuer, and The Bank of New York, as
            trustee

 4.2        Rights Agreement dated June 25, 1992, as             Registration Statement on Form S-1 (File
            amended                                              No. 33-47586), Exhibit 4.2; Quarterly Report
                                                                 on Form 10-Q for the quarter ended September
                                                                 30, 1992, Exhibit 4.2; Annual report on
                                                                 Form 10-K for the year ended December 31,
                                                                 1994, Exhibit 4.3

 4.3        Certificate of Trust of UDS Capital II               Registration Statement on Form S-3 (File
                                                                 No. 333-28737) ("Registration 333-
                                                                 28737"), Exhibit 4.4

 4.4        Form of Amended and Restated                         Registration 333-28737, Exhibit 4.6
            Declaration of Trust of UDS Capital II
            (including form of Trust Preferred Security)

 4.5        Certificate of Limited Partnership of UDS            Registration 333-28737, Exhibit 4.8
            Funding II, L.P.

 4.6        Form of Limited Partnership Agreement of             Registration 333-28737, Exhibit 4.10
            UDS Funding II, L.P. (including Form of
            Partnership Preferred Security)

 4.7        Form of Trust Preferred Securities                   Registration 333-28737, Exhibit 4.12
            Guarantee Agreement by UDS and The
            Bank of New York as Guarantee Trustee for the
            benefit of the holders of Trust Preferred
            Securities of UDS Capital II

 4.8        Form of Partnership Preferred Securities             Registration 333-28737, Exhibit 4.14
            Guarantee Agreement by UDS for the
            benefit of the holders of Partnership
            Preferred Securities of UDS Funding II,
            L.P.

 4.9        Subordinated Debt Indenture between UDS              Current Report on Form 8-K dated June
            and The Bank of New York                             20, 1997, Exhibit 4.3

 4.10       Form of Subordinated Debenture                       Registration 333-28737, Exhibit 4.16

 4.14       Form of Affiliate Debenture Guarantee                Registration 333-28737, Exhibit 4.17
            Agreement by UDS

 5.1        Opinion of Curtis V. Anastasio as to the             *
            validity of   the Common Stock, Senior
            Debt Securities,Subordinated Debt
            Securities, and Guarantees

 5.2        Opinion of Skadden, Arps, Slate, Meagher             **
            & Flom LLP as to validity of Trust Preferred
            Securities, partnership Preferred Securities

 8.1        Opinion of Skadden Arps Slate Meagher &              **
            Flom as to certain federal income tax
            matters

12          Computations of Ratios of Earnings to                +
            Fixed Charges

23.1        Consent of Arthur Andersen LLP                       +

23.2        Consent of Ernst & Young LLP                         +

23.3        Consent of Price Waterhouse LLP                      +

23.4        Consent of Curtis V. Anastasio                       Included in Exhibit 5.1

23.5        Consent of Skadden Arps Slate Meagher &              **
            Flom

24.1        Power of Attorney of Company                         *

24.2        Powers of Attorney of Officers and                   *
            Directors

25.1        Statement of Eligibility under the Trust             *
            Indenture Act of 1939 of The Bank of New
            York as trustee under the Senior Debt
            Indenture

25.2        Statement of Eligibility under the Trust             *
            Indenture Act of 1939 of The Bank of New
            York, as trustee under Subordinated Debt
            Indenture

25.3        Statement of Eligibility under the Trust             *
            Indenture Act of 1939 of The Bank of New
            York, as Property Trustee under UDS
            Capital II Declaration of Trust

25.4        Statement of Eligibility under the Trust             *
            Indenture Act of 1939 of The Bank of New
            York, as Preferred Guaranty Trustee under
            the Trust Guaranty pertaining to UDS
            Capital II

----------------
+    Filed herewith.
*    Previously filed
**   To be filed by amendment

Item 17.   Undertakings.

     A.   Undertaking Pursuant to Rule 415.

     The Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the Registration Statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by UDS pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Undertaking Regarding Filings Incorporating Subsequent Exchange Act Documents by Reference.
     The Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of UDS's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C.  Undertaking in Respect of Indemnification.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the provisions described and the documents referenced under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the adjudication of such issue.

     D.  Undertaking regarding Post-Effective Amendments.

     The undersigned Registrants hereby undertake that:

     (1) For purposes of determining any liability under the Securities act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio and State of Texas on April 2, 1998.

                                     ULTRAMAR DIAMOND SHAMROCK CORPORATION


                                     By:     /s/ TODD WALKER
                                     Name:       Todd Walker
                                     Title:      Attorney-in-Fact


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed on April 2, 1998, by the following persons in the capacities indicated with respect to Ultramar Diamond Shamrock Corporation:

  Signature                                  Capacity

                  *                          Chief Executive Officer and Chairman of the Board of
  ---------------------------------          Directors (Principal Executive Officer)
        Roger R. Hemminghaus

                  *                          President, Chief Operating Officer, and Vice Chairman of
  ---------------------------------          the Board of Directors
              Jean Gaulin

                  *                          Executive Vice President and Chief Financial Officer
  ---------------------------------          (Principal Financial and Accounting Officer)
             H. Pete Smith

                  *                           Director
  ---------------------------------
            Byron Allumbaugh

                  *                           Director
  ---------------------------------
            E. Glenn Biggs

                 *                            Director
  ---------------------------------
           W. E. Bradford

                 *                            Director
  ---------------------------------
       H. Frederick Christie

                 *                            Director
  ---------------------------------
           W. H. Clark

                 *                            Director
  ---------------------------------
            Bob Marbut

                 *                            Director
  ---------------------------------
         Katherine D. Ortega

                 *                            Director
  ---------------------------------
      Madeleine Saint-Jacques

                  *                           Director
  ---------------------------------
         C. Barry Schaefer

                  *                           Director
  ---------------------------------
          Russel H. Herman

* The undersigned, by signing his name hereto, does sign and execute this Registration Statement or amendment thereto pursuant to the Powers of Attorney executed by the above-named officers and directors and filed with the Securities and Exchange Commission.



     /s/ TODD WALKER                          Attorney-in-Fact
         Todd Walker
         Attorney-in-Fact



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of the undersigned Registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio and State of Texas on April 2, 1998.



                              UDS CAPITAL II



                              By:  /s/ H. PETE SMITH
                              Name:    H. Pete Smith, Trustee



                              By:  /s/ STEVE BLANK
                              Name:    Steve Blank, Trustee



                              UDS FUNDING II, L.P.

                              By:  Ultramar Diamond Shamrock Corporation,
                                   General Partner


                              By:  /s/ H. PETE SMITH
                              Name:    H. Pete Smith
                              Title:   Executive Vice President